UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Entravision Communications Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2425 Olympic Blvd., Suite 6000 West
Santa Monica, California 90404

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2021

To Our Class A and Class B Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Entravision Communications Corporation (the “company”, “we”, “our” or “us”), beginning promptly at 10:00 a.m. Pacific Daylight Time on Thursday, May 27, 2021, for the following purposes:

1. To elect seven directors to our Board of Directors (the “Board”); and

2. To amend the Entravision Communications Corporation 2004 Equity Incentive Plan, as previously amended (the “2004 Plan”) to (i) extend the end of the term of the 2004 Plan to ten years after the date of the 2021 Annual Meeting, until May 27, 2031, and (ii) increase the number of shares of our Class A common stock authorized for issuance under the 2004 Plan by 8,000,000 shares.

Due to the COVID-19 pandemic, the 2021 Annual Meeting will be a virtual meeting only. There is no physical location for the 2021 Annual Meeting and you will not be able to attend the 2021 Annual Meeting in person.

If you plan to participate, vote or submit questions during the 2021 Annual Meeting, please see “Instructions to Attend the 2021 Annual Meeting” on page 50 of the accompanying Proxy Statement or visit https://www.entravision.com/investor/annual-meeting/. You will be able to listen, vote and submit questions from your home or from any remote location that has Internet connectivity.

The matters to be acted upon are described more fully in the proxy statement accompanying this notice.

Our stockholders will also act upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business to be presented to a vote of the stockholders at the 2021 Annual Meeting.

The Board has fixed the close of business on April 5, 2021 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the 2021 Annual Meeting. The stock transfer books will remain open between the Record Date and the date of the 2021 Annual Meeting.

Representation of at least a majority in voting interest of our Class A common stock and our Class B common stock either in person or by proxy is required to constitute a quorum for purposes of voting on each proposal to be voted on at the 2021 Annual Meeting. Accordingly, it is important that your shares be represented at the 2021 Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE 2021 ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked at any time prior to the time it is voted at the 2021 Annual Meeting.

Please read the accompanying proxy material carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

Walter F. Ulloa
Chairman and Chief Executive Officer

April 30, 2021

Santa Monica, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON MAY 27, 2021:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
https://investor.entravision.com/sec-filings/annual-reports-proxy-materials/default.aspx

Stockholders Should Read the Entire Proxy Statement

Carefully Prior to Returning Their Proxies

PROXY STATEMENT

FOR

2021 ANNUAL MEETING OF STOCKHOLDERS

OF

ENTRAVISION COMMUNICATIONS CORPORATION

To Be Held on May 27, 2021

This proxy statement is furnished in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”), beginning promptly at 10:00 a.m. Pacific Daylight Time on Thursday, May 27, 2021, and at any adjournments or postponements thereof, for the purpose set forth in the accompanying Notice of 2021 Annual Meeting of Stockholders (the “Notice”). This proxy statement and the proxy card are first being delivered or mailed to stockholders on or about May 3, 2021. In addition, stockholders may obtain additional copies of our Annual Report to Stockholders for the year ended December 31, 2020 (the “Annual Report”) and this proxy statement, without charge, by writing to us at our principal executive offices at 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, Attention: Secretary, or from our website at https://investor.entravision.com. Our Annual Report, which incorporates our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “10-K”) without exhibits, is being mailed or otherwise provided to stockholders concurrently with this proxy statement. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.

Due to the COVID-19 pandemic, the 2021 Annual Meeting will be a virtual meeting only, to be held via webcast over the Internet. There is no physical location for the 2021 Annual Meeting and you will not be able to attend the 2021 Annual Meeting in person.

If you plan to participate, vote or submit questions during the 2021 Annual Meeting, please see “Instructions to Attend the 2021 Annual Meeting” on page 50 of the accompanying Proxy Statement or visit https://www.entravision.com/investor/annual-meeting/. You will be able to listen, vote and submit questions from any location that has Internet connectivity.

VOTING RIGHTS AND SOLICITATION

The close of business on April 5, 2021 was the record date (the “Record Date”) for stockholders entitled to notice of and to vote at the 2021 Annual Meeting. As of the Record Date, we had 60,765,450 shares of Class A common stock, par value $0.0001 per share, and 14,927,613 shares of Class B common stock, par value $0.0001 per share, issued and outstanding. All of the shares of our Class A and Class B common stock outstanding on the Record Date, and only those shares, are entitled to vote on each of the proposals to be voted upon at the 2021 Annual Meeting. Holders of the Class A common stock of record entitled to vote at the 2021 Annual Meeting will have one vote for each share of Class A common stock so held with regard to each matter to be voted upon. Holders of the Class B common stock of record entitled to vote at the 2021 Annual Meeting will have 10 votes for each share of Class B common stock so held with regard to each matter to be voted upon.

All votes will be tabulated by the inspector of elections appointed for the 2021 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The holders of a majority in voting interest of the Class A common stock and Class B common stock outstanding and entitled to vote at the 2021 Annual Meeting shall constitute a quorum for the transaction of business at the 2021 Annual Meeting. The voting interest of shares of the Class A common stock and Class B common stock represented in person or by proxy will be counted for purposes of determining whether a quorum is present at the 2021 Annual Meeting. Shares which abstain from voting as to a particular matter will be treated as shares that are present and entitled to vote for purposes of determining the voting interest present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. If a broker or nominee holding stock in “street name” indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter and will not be counted as a vote cast on such matter.

In voting with regard to the proposal to elect directors (Proposal 1), stockholders may vote in favor of all the nominees, withhold their votes as to all nominees or withhold their votes as to one or more specific nominees. The vote required by Proposal 1 is governed by Delaware law and is a plurality of the votes cast by the holders of shares entitled to vote, provided that a quorum is present. As a result, in accordance with Delaware law, votes that are withheld and broker non-votes will not be counted and will have no effect on the voting for election of directors. Brokers do not have discretionary authority to vote on this proposal. Pursuant to the terms of a Voting Agreement between Walter F. Ulloa, Paul Anton Zevnik and certain of their affiliates effective as of April 29, 2020 (the “Voting Agreement”), which replaced a prior Voting Agreement dated August 3, 2000, Messrs. Ulloa and Zevnik have agreed to vote all shares held by them (i) in favor of the election of each of them as directors, (ii) in favor of the election of any other nominee for election as director as directed by Mr. Ulloa, and (iii) any time a matter other than election or removal of directors is submitted to the stockholders of the company, as directed by Mr. Ulloa. Messrs. Ulloa and Zevnik, and their affiliates, have in the aggregate the right to cast approximately 75.3% of the votes entitled to be cast in the election of directors.  See “Certain Relationships and Related Transactions—Voting Agreement.”

In voting with regard to the proposal to adopt the amendment to our 2004 Plan to extend the term by ten years and increase the number of shares of our Class A common stock authorized for issuance under the 2004 Plan by 8,000,000 shares (Proposal 2), stockholders may vote in favor of such proposal or against such proposal or may abstain from voting. The vote required to approve Proposal 2 is governed by Delaware law, and the minimum vote required is a majority of the total votes cast on such proposal, provided that a quorum is present. As a result, in accordance with Delaware law, abstentions and broker non-votes will not be counted and will have no effect on the outcome of the vote on this proposal. Pursuant to the Voting Agreement, the terms of which are more fully described above, Messrs. Ulloa and Zevnik have agreed to vote in favor of this proposal and will have in the aggregate the right to cast approximately 75.3% of the votes entitled to be cast on Proposal 2.

Under the rules of The New York Stock Exchange (the “NYSE”) that govern most domestic stock brokerage firms, member brokerage firms that hold shares in “street name” for beneficial owners may, to the extent that such beneficial owners do not furnish voting instructions with respect to any or all proposals submitted for stockholder action, vote in their discretion upon proposals which are considered “discretionary” proposals under the rules of the NYSE. Member brokerage firms that have received no instructions from their clients as to “non-discretionary” proposals do not have discretion to vote on these proposals. Such broker non-votes will not be considered in determining whether a quorum exists at the 2021 Annual Meeting and will not be considered as votes cast in determining the outcome of any proposal.  Under the rules of the NYSE as currently in effect, voting on directors by member broker firms is “non-discretionary”.

Shares of our common stock represented by proxies in the accompanying form which are properly executed and returned to us will be voted at the 2021 Annual Meeting in accordance with the stockholder’s instructions contained therein. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the election of each of the director nominees named in this proxy statement in Proposal 1 and FOR Proposal 2. Management does not know of any matters to be presented at the 2021 Annual Meeting other than those set forth in this proxy statement and in the Notice accompanying this proxy statement. If other matters should properly come before the 2021 Annual Meeting, the proxyholders will vote on such matters in accordance with their best judgment.

Any stockholder has the right to revoke his, her or its proxy at any time before it is voted at the 2021 Annual Meeting by giving written notice to our Secretary, and by executing and delivering to the Secretary a duly executed proxy card bearing a later date, or by appearing at the 2021 Annual Meeting and voting in person; provided, however, that under the rules of the NYSE, any beneficial owner whose shares are held in “street name” by a member brokerage firm may revoke his, her or its proxy and vote his, her or its shares in person at the 2021 Annual Meeting only in accordance with the applicable rules and procedures of the NYSE.

The entire cost of soliciting proxies will be borne by the company. Proxies will be solicited principally through the use of the mails or electronically, but, if deemed desirable, may be solicited personally or by telephone, or special letter by our officers and regular employees for no additional compensation. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of our common stock, and such persons may be reimbursed for their expenses.

PROPOSAL 1

ELECTION OF DIRECTORS

Composition of Board of Directors

As currently in effect, our bylaws provide that the Board shall consist of not less than six and not more than eleven directors. The Board currently consists of seven members elected by the holders of the Class A and Class B common stock, voting together as a class. The Board has nominated seven individuals for election as directors at the 2021 Annual Meeting and has set the number of directors as of the 2021 Annual Meeting at seven.  All our directors are elected by our stockholders at each annual meeting of stockholders and each will serve until such person’s successor is duly elected and qualified, or until such person’s earlier resignation or removal. There are no family relationships among any of our current directors, nominees for directors and executive officers.

The proxyholders named on the proxy card intend to vote all proxies received by them in the accompanying form FOR the election of each of the director nominees listed below, unless instructions to the contrary are marked on the proxy. Each nominee has been nominated by the Board, acting upon the recommendation of the Board’s Nominating/Corporate Governance Committee. All of the nominees are currently members of the Board. If elected, each nominee will serve until the annual meeting of stockholders to be held in 2022 or until such person’s successor has been duly elected and qualified, or until such person’s earlier resignation or removal.

In the event that a nominee is unable or declines to serve as a director at the time of the 2021 Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill such a vacancy. In the event that additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them for each of the nominees listed below, unless instructions are given to the contrary. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Election as Directors

The following is certain information as of April 5, 2021 regarding the nominees for election as directors:

Name	Position	Age
Walter F. Ulloa	Chairman and Chief Executive Officer	72
Paul Anton Zevnik	Director	70
Gilbert R. Vasquez	Director	81
Patricia Diaz Dennis	Director	74
Juan Saldívar von Wuthenau	Director	54
Martha Elena Diaz	Director	59
Fehmi Zeko	Director	62

Biographical Information Regarding Directors

Walter F. Ulloa.    Mr. Ulloa, our Chairman and Chief Executive Officer since the company’s inception in 1996, has more than 40 years of experience in Spanish-language television and radio in the United States. From 1989 to 1996, Mr. Ulloa was involved in the development, management or ownership of our predecessor entities. From 1976 to 1989, he worked at KMEX-TV, Los Angeles, California, as Operations Manager, Production Manager, News Director, Local Sales Manager and an Account Executive. Mr. Ulloa has been a director since February 2000.

Paul Anton Zevnik.    Mr. Zevnik is a partner, resident in the Washington, D.C. and Los Angeles, California offices of the law firm of Morgan, Lewis & Bockius, LLP. Mr. Zevnik was involved in the development, management and ownership of our predecessor entities from 1989 to 1996. Mr. Zevnik is a graduate of Harvard College (A.B. magna cum laude 1972), Harvard University (A.M. 1972) and Harvard Law School (J.D. cum laude 1976). Mr. Zevnik has been a director since August 2000 and currently serves as our presiding or “lead” independent director.

Gilbert R. Vasquez.  Mr. Vasquez is managing partner of the certified public accounting firm of Vasquez & Company LLP which he founded in 1969. He is past president of the California Board of Accountancy. Mr. Vasquez was an executive board member of the 1984 Olympic Organizing Committee and currently serves as a board member on its successor organization, the LA84 Foundation. Mr. Vasquez continues to serve as a board member of Manufacturers Bank and he is also the Chairman Emeritus of the Los Angeles Latino Chamber of Commerce. He has been a member of various Boards of Directors including Green Dot Public Schools, California State University Los Angeles Foundation, Los Angeles Metropolitan YMCA, Congressional Hispanic Caucus, Los Angeles Area Chamber of Commerce, National Association of Latino Elected and Appointed Officials and the National Council of La Raza. Other past corporate board appointments include Verizon (formerly) GTE of California, Glendale Federal Bank, ProAmerica Bank and Blue Cross of California. Mr. Vasquez has been a director since May 2007.

Patricia Diaz Dennis.  Patricia Diaz Dennis currently serves on the board of directors of Amalgamated Bank, chairing its Compensation and Human Resources Committee and serving on its Nominating and Corporate Governance Committee. Ms. Diaz Dennis is also a trustee emerita of the NHP Foundation, chairs the Sanctions Panel for The Global Fund, and serves on the World Affairs Council of San Antonio.  Ms. Diaz Dennis served in a variety of positions for the company originally known as SBC Communications, Inc. (“SBC”) which later became AT&T. Ms. Diaz Dennis was Senior Vice President and Assistant General Counsel of AT&T from August 2004 until she retired in November 2008. Previously, Ms. Diaz Dennis served as General Counsel and Secretary of SBC West from May 2002 until August 2004, as Senior Vice President of Regulatory and Public Affairs for SBC from November 1998 to May 2002 and as Senior Vice President and Assistant General Counsel of SBC from September 1995 to November 1998. Before joining SBC, Ms. Diaz Dennis was appointed by two Presidents and confirmed by the United States Senate to three federal government positions. Ms. Diaz Dennis was named a member of the National Labor Relations Board by President Ronald Reagan, where she served from 1983 until 1986. President Reagan later appointed Ms. Diaz Dennis as a commissioner of the Federal Communications Commission, where she served from 1986 until 1989. From 1989 to 1991, Ms. Diaz Dennis was at the law firm of Jones, Day, Reavis & Pogue, where she was a partner and communications group practice chair. In 1992, Ms. Diaz Dennis returned to public service when she was appointed by President George H. W. Bush as Assistant Secretary of State for Human Rights and Humanitarian Affairs, serving from 1992 until 1993. Ms. Diaz Dennis served as special counsel for communications matters to the law firm of Sullivan & Cromwell from 1993 until 1995. Ms. Diaz Dennis has served on the Boards and Board committees of a number of for-profit organizations, including Massachusetts Mutual Life Insurance Company from 1995 to 2017 and United States Steel Corporation from 2015 to 2021, and non-profit organizations, including the Girl Scouts of the USA, where she was Chair of the Board from 2005 to 2008. Ms. Diaz Dennis is a member of the California, Texas and District of Columbia bars, and is admitted to practice before the U.S. Supreme Court. Ms. Diaz Dennis previously served as one of our directors from July 2001 until October 2005 and rejoined the Board in May 2014.

Juan Saldívar von Wuthenau.  Mr. Saldívar has been our Chief Digital, Strategy and Accountability Officer since November 2020. He has also been the chief executive officer of JSW Servicios de Estrategia SC since July 2011, and is a partner at the venture fund Rise Capital. Prior to this, Mr. Saldívar held several positions at Televisa Corporación, S.A. de C.V. (“Televisa”), serving as president of Televisa Interactive Media from October 2003 until June 2011 and as Director of Planning and Strategy of Televisa Multimedia from July 2001 until October 2003. Before joining Televisa, Mr. Saldívar was the founder and Country Manager of Submarino.com in Mexico from 1999 until 2001. Mr. Saldívar currently serves on the board of directors of Travesías Editores SA de CV. He holds a degree in economics from the Instituto Tecnológico Autónomo de México and an MBA from the IESE Business School in Spain. Mr. Saldívar has been a director since May 2014.

Martha Elena Diaz. Ms. Diaz has provided strategic advisory services to companies in Latin America, such as National Geographic and Televicentro, since 2015. Previously, Ms. Diaz served as president of the Editorial Televisa subsidiary of Televisa for each of the United States, Mexico and Puerto Rico, and as president of Distribuidora Intermex, S.A. de C.V., a subsidiary of Grupo Televisa, S.A.B., from March 2012 until July 2015. Ms. Diaz also served as president of Sistema Radiópolis, S.A. de C.V., from December 2010 until February 2012. Prior to that, she served as a Director of TV Bids at Prisa Group, the Spanish media conglomerate, and as chief executive officer of Grupo Latino de Publicidad in Colombia. Ms. Diaz also served as president of Sky Colombia, a satellite television company, and chief executive officer of Supercable Colombia, a cable television company. Prior to her media career, Ms. Diaz served as Marketing Vice President of Banco de Colombia, and Commercial Vice President of the north zone of South America at Sofasa. Ms. Diaz currently serves on the board of directors of the Monasterio del Viento foundation in Colombia, which helps rural communities and environmental preservation efforts. She holds a degree in chemical engineering from the Universidad Pontificia Bolivariana and a postgraduate certificate as a marketing specialist from the Universidad EAFIT in Colombia. Ms. Diaz has been a director since May 2016.

Fehmi Zeko. Fehmi Zeko currently serves as Senior Advisor at CDX Advisors LLC and a General Partner at Great Point Media. Since March 2018, he has also served on the board of directors of Athene Holding Ltd., a retirement services company. From 2015 to March 2018, Mr. Zeko served as Vice Chairman, Global Technology, Media and Telecommunications Investment Banking Group at Bank of America Merrill Lynch. In this role he helped organize and execute the strategic plan to reposition the entire Technology, Media and Telecom franchise for large cap coverage globally. Prior to Bank of America Merrill Lynch, Mr. Zeko was Senior Managing Director, Group Head North America and Global Chairman, Telecom, Media, Entertainment and Technology (“TMET”) at Macquarie Capital, where he led the firm’s Global TMET Investment Banking and Principal Investing Practice. Prior to joining Macquarie Capital, Mr. Zeko was Vice Chairman and Co-Founder of the Foros Group, where he led the firm’s Media and Communication Advisory Practice. Prior to that, Mr. Zeko held senior investment banking positions at Deutsche Bank and Citigroup. He received his Bachelor of Business Administration and Master of Business Administration in Finance from Texas Christian University’s Neeley School of Business. Mr. Zeko has been a director since May 2019.

CORPORATE GOVERNANCE

We maintain a corporate governance page on our corporate website at www.entravision.com, which includes information regarding the company’s corporate governance practices. Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers, Related Party Transaction Policy, Board committee charters, Audit Committee Pre-Approval Policy and certain other corporate governance documents and policies are available on that page of our website. Any changes to these documents and any waivers granted with respect to our code of ethics will be posted on our website. In addition, we will provide a copy of any of these documents without charge to any stockholder upon written request made to Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, Attention:  Secretary. The information on our website is not, and shall not be deemed to be, a part of this proxy statement or incorporated by reference into this or any other filing we make with the Securities and Exchange Commission (the “SEC”).

Board of Directors

Director Independence

Our Board currently consists of seven members, a majority of whom meet the independence requirements of the NYSE as currently in effect. The Board has made independence determinations in accordance with NYSE listing standards, which state that a director will not be independent if:

(i) the director, or an immediate family member of the director, is, or within the last three years was, employed by the company or any of its subsidiaries;

(ii) the director, or an immediate family member of the director, has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the company, other than director and committee fees, and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service);

(iii) the director, or an immediate family member of the director, is a current partner of a firm that is the company’s (or any of its subsidiaries) internal or external auditor; or is a current employee of such a firm; or who was, within the last three years (but is no longer), a partner or employee of such firm and personally worked on the company’s audit within that time;

(iv) the director, or an immediate family member of the director, is, or has been within the last three years, employed as an executive officer of another company where any of the company’s present executive officers at the same time serve or served on that company’s compensation committee; or

(v) the director is a current employee, or an immediate family member of such director is a current executive officer, of a company that has made payments to, or received payments from, the company for property or services in an amount, which, in any of the last three fiscal years, exceeds the greater of $1 million or two percent (2%) of such other company’s consolidated gross revenues.

With respect to any relationship not covered above, the determination of whether the relationship is material, and therefore whether a director would be independent, will be made by those directors who satisfy the independence criteria set forth above.

In addition to the foregoing, the Board also makes such independence determinations with respect to its audit committee and compensation committee members after taking into account the additional independence and financial literacy standards for members of each such committee, as applicable, in accordance with and pursuant to the rules and regulations of the SEC and NYSE listing rules as currently in effect.

The Board has affirmatively determined that each of Messrs. Zevnik, Vasquez and Zeko and Mses. Diaz Dennis and Diaz are independent.  In addition, the Board has affirmatively determined that none of our independent directors has a material relationship with the company other than as a director, in accordance with the foregoing categorical standards.

In addition, our corporate governance guidelines provide that no member of the Board may serve on more than three public company boards of directors (in addition to ours) without first obtaining the prior approval of the Board. To our knowledge, no member of the Board serves on more than three public company boards of directors (in addition to ours) at this time.

Meetings of the Board

The Board held ten meetings and acted by written consent two times during 2020. Each of our incumbent directors attended 75% or more of the aggregate number of meetings of the Board and the committees on which such director served in 2020.

The company’s non-management directors meet regularly in executive session without management present to discuss certain Board policies, processes and practices, and other matters relating to the company and the functioning of the Board. Mr. Zevnik served as the presiding or “lead” independent director for such meetings during 2020.

Each of our directors is encouraged to attend the company’s annual meeting of stockholders and to be available to answer any questions posed by stockholders to such director. Because the Board holds one of its regular meetings following our annual meeting of stockholders, unless one or more members of the Board is unable to attend, all of the members of the Board are expected to attend the 2021 Annual Meeting. All of our incumbent directors attended our 2020 Annual Meeting of Stockholders.

Board Leadership

Our company is led by Walter Ulloa, who has served as both our Chief Executive Officer and Chairman of the Board since 2000. Since 2004, our Corporate Governance Guidelines provide for an independent lead director. The Board appointed Mr. Zevnik to serve as our lead director during 2020 and 2021.

The lead director is responsible for (i) convening and calling meetings of the independent directors; (ii) chairing executive sessions of the independent directors and communicating with management relating to these sessions; and (iii) if requested by stockholders, being available for direct communication. Our Corporate Governance Guidelines provide that our non-management directors meet regularly, and our independent directors meet annually, in executive session and that our independent lead director presides at these sessions.

Our Board leadership structure is the traditional one most commonly utilized by other public companies in the United States, and we believe that this leadership structure has been effective for our company. We believe that having a combined Chief Executive Officer/Chairman of the Board, independent chairs for each of our Board committees, only independent directors serving on these committees and an independent lead director provides the right form of leadership and balance for our company. This structure provides us with a single leader for our company to ensure continuity of our operational, executive and Board functions, combined with oversight of the company by experienced independent directors.

Risk Management Oversight Function of the Board

The Board has allocated responsibilities for overseeing risk associated with the company’s business among the Board as a whole and the committees of the Board. In performing its risk oversight function, the Board: (i) oversees management’s development and execution of appropriate business strategies to mitigate the risk that such strategies will fail to generate long-term value for the company and its stockholders or that such strategies will motivate management to take excessive risks; and (ii) oversees the development and implementation of processes and procedures to mitigate the risk of failing to assure the orderly succession of the Chief Executive Officer and the senior executives of the company.

The Board also regularly reviews information regarding the company’s financial, operational and strategic risks. Each of the Board’s committees also oversees the management of company risks that fall within that committee’s areas of responsibility, including identifying, quantifying and assisting leaders throughout the company in mitigating risks. In performing this function, each committee has full access to management, as well as the ability to engage advisors. As set forth in its charter, the Audit Committee is responsible for discussing with management the company’s major financial risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee gives updates to the Board at its meetings, including updates on financial and information technology risks. The Audit Committee also meets privately with the company’s independent auditors, our internal auditors and our Chief Financial Officer at least quarterly. The Compensation Committee oversees the company’s risk management related to employee compensation plans and arrangements. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board and corporate governance matters. While each committee is responsible for overseeing the management of those risk areas, the entire Board is also regularly informed through committee reports.

Communications with the Board

The following procedures have been established by the Board in order to facilitate communications between our stockholders and the Board:

•

Stockholders and any interested parties may send correspondence to the Board or to any individual director, by mail to Corporate Secretary, Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, or by email to stockholdercommunications@entravision.com.

•

Our Secretary is responsible for the first review and logging of any such correspondence and forwards the communication to the director or directors to whom it is addressed, unless it is a type of correspondence which the Board has identified as correspondence which may be retained in our files and not sent to directors. The Board has authorized the Secretary to retain and not send to directors communications that: (a) are advertising or promotional in nature (including those offering goods or services), (b) solely relate to complaints by clients with respect to ordinary course of business customer service and satisfaction issues or (c) clearly are unrelated to our business, industry, management or Board or committee matters. These types of communications will be logged and filed but not circulated to directors. Except as set forth in the preceding two sentences, the Secretary does not screen communications sent to directors.

•

The log of stockholder correspondence is available to members of the Board for inspection. The Secretary periodically provides to the Board a summary of the communications received from stockholders, including the communications not sent to directors in accordance with the procedures set forth above.

Our stockholders may also communicate directly with the lead independent director, or with the non-management directors as a group, by mail addressed to Lead Director, c/o Corporate Secretary, Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, or by email to stockholdercommunications@entravision.com.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding questionable accounting, internal controls or auditing matters, or financial impropriety. Any of the company’s employees or non-employees may confidentially communicate concerns about any of these matters by calling our toll-free hotline. All of the reporting mechanisms are also posted on our website. Upon receipt of a complaint or concern, a determination will be made whether it pertains to accounting, internal controls or auditing matters, or financial impropriety and, if it does, it will be handled in accordance with the procedures established by the Audit Committee.

Committees of the Board

The Board has a standing Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.  The composition, functions and general responsibilities of each committee are summarized below.

Audit Committee

The Audit Committee consists of Messrs. Vasquez (chairman) and Zeko, and Ms. Diaz Dennis.  The Board has determined that Mr. Vasquez is an audit committee financial expert, as that term is defined in Item 401(h) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is independent within the meaning of Item 7(d)(3)(iv) of Schedule 14A adopted under the Exchange Act. The Board has determined that all members of the Audit Committee meet the independence and knowledge requirements of the NYSE as currently in effect. For information about Messrs. Vasquez’s and Zeko’s, and Ms. Diaz Dennis’ experience, please see “Biographical Information Regarding Directors” above. The Audit Committee held eight meetings and acted by written consent two times during 2020.

Consistent with the company’s Corporate Governance Guidelines, no member of the Audit Committee may serve on the audit committees of more than two other public companies (in addition to ours) without first obtaining the prior approval of the Board. Currently, no member of the Audit Committee serves on more than two other public company audit committees (in addition to ours).

The Audit Committee operates under a written charter, a copy of which is available on our website. The Audit Committee’s duties include, among other things, responsibility for reviewing our accounting practices and audit procedures. In addition, the Audit Committee has responsibility for reviewing complaints about, and investigating allegations of, financial impropriety or misconduct. Please see “Report of Audit Committee” below, which provides further details of many of the duties and responsibilities of the Audit Committee.

As part of its responsibility, the Audit Committee is responsible for engaging our independent registered public accounting firm, as well as pre-approving audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair its independence. The Audit Committee has adopted, and the Board has ratified, an Audit Committee Pre-Approval Policy, which is also available on our website.

Compensation Committee, Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Ms. Diaz (chairwoman) and Mr. Vasquez. The Board has determined that both members of the Compensation Committee qualify as “independent” directors as defined under the NYSE rules as currently in effect, as a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and as an “outside director” within the meaning of Section 162(m)(4)(C)(i) of the Internal Revenue Code of 1986, as amended (the “IRS Code”). No member of the Compensation Committee was at any time during 2020 an officer or employee of the company. The Compensation Committee held two meetings and acted by written consent six times during 2020. None of our executive officers served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during 2020.

The Compensation Committee operates under a written charter, a copy of which is available on our website. Among other things, the Compensation Committee establishes the compensation and benefits of our executive officers. The compensation committee also administers our employee benefit plans, including our equity incentive plan.

Please see “Compensation Committee Report” below, which details the Compensation Committee’s report on our executive compensation for 2020.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of Ms. Diaz Dennis (chairwoman) and Mr. Zevnik. The Board has determined that both members of the Compensation Committee qualify as “independent” directors as defined under the NYSE rules as currently in effect. The Nominating/Corporate Governance Committee held two meetings and acted by written consent two times during 2020.

The Nominating/Corporate Governance Committee operates under a written charter, a copy of which is available on our website. Among other things, the Nominating/Corporate Governance Committee has the primary responsibility for overseeing the company’s corporate governance compliance practices, as well as supervising the affairs of the company as they relate to the nomination of directors. The principal ongoing functions of the Nominating/Corporate Governance Committee include developing criteria for selecting new directors, establishing and monitoring procedures for the receipt and consideration of director nominations by stockholders and others, considering and examining director candidates, recommending director nominations to the Board, developing and recommending corporate governance principles for the company and monitoring the company’s compliance with those principles, overseeing environmental, social and governance matters significant to the company and reporting to the Board from time to time on such matters, and establishing and monitoring procedures for the receipt of stockholder communications directed to the Board.

The Nominating/Corporate Governance Committee is also responsible for conducting an annual evaluation of the Board to determine whether the Board and its committees are functioning effectively, and reports annually to the Board with the results of this evaluation.

Director Nominations

The Nominating/Corporate Governance Committee has the responsibility to identify appropriate candidates to serve as directors of the company, interviews director candidates and makes recommendations to the Board regarding candidate selection. In considering candidates to serve as directors, the Nominating/Corporate Governance Committee evaluates various minimum individual qualifications, including strength of character, maturity of judgment, relevant technical skills or financial acumen, industry knowledge and diversity, taking into account and complying with all rules of the NYSE and applicable laws with respect to these criteria. The Nominating/Corporate Governance Committee also considers the extent to which the candidate would fill a present need on the Board and additional factors which may provide a range of experiences, skills and perspective to the Board.

In recommending the nominees who are standing for election as directors at the 2021 Annual Meeting, the Nominating/Corporate Governance Committee considered the foregoing factors and, in the case of incumbent directors, each such nominee’s previous service on the Board, which provides continuity in its deliberations.  The Nominating/Corporate Governance Committee also considered specific qualifications, attributes and skills that each nominee possesses and contributes to the work of the Board. As a result of Mr. Ulloa’s extensive experience in the Spanish-language broadcasting industry, including his role as a co-founder and serving currently as an executive officer of the company, he provides a unique perspective on the strategic direction of our company, and additional perspective afforded by his familiarity with day-to-day operations and the executive function. Mr. Zevnik’s background as an attorney, as well as his leadership roles and years of experience with our company and the broadcasting industry, make him an important resource for the Board, as he provides valuable insight into business, strategic and certain technical matters. Mr. Vasquez’s experience as a certified public accountant qualifies him as a financial expert and he serves on the Board’s Audit Committee. He also provides the Board with valuable leadership experience and general business knowledge. Ms. Diaz Dennis’ background as an attorney and her leadership roles and experience in government, our industry and the Latino community provides the Board with valuable expertise in governmental and political affairs, labor and employment matters, knowledge of our industry and leadership experience and knowledge of the Latino community. Mr. Saldívar’s extensive business experience in the Spanish-language media industry provides the Board with a valuable perspective on strategic and technical matters and unique insight into our industry. Ms. Diaz’s experience at international Spanish-language media companies and as a marketing executive and operational manager provide the Board with valuable insight into operational, marketing and strategic matters and in-depth knowledge of Latino audiences. Mr. Zeko’s leadership roles at global financial institutions, as well as his extensive experience in media investment banking, provide the Board with insight into financial, global and strategic matters, as well as knowledge of our industry.

The Nominating/Corporate Governance Committee will also consider stockholder nominations for director. Any nominations for director submitted to this committee by stockholders will be evaluated according to the company’s overall needs, the director qualification standards set forth above, and the nominee’s overall knowledge, experience and background. A nominating stockholder must give appropriate notice to the company of such a nomination not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of the preceding year’s annual meeting, the notice by the stockholder must be delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such annual meeting is first made.

Any such stockholder’s notice shall set forth, as to:

•	each person whom the stockholder proposes to nominate for election as a director:
•	the name, age, business address and residence address of such person,
•	the principal occupation or employment of the person,
•	the class and number of shares of the company’s stock which are beneficially owned by such person, if any, and
•

any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder; and

•	the stockholder giving the notice:
•	the name and record address of the stockholder and the class and number of shares of the company’s stock which are beneficially owned by the stockholder,
•

a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which nomination(s) are to be made by such stockholder,

•	a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,
•

any other information relating to such person which is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act and the rules thereunder.

Such a notice must be accompanied by a written consent of the proposed nominee to be named as a director.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR the election of each of the director nominees identified above.

PROPOSAL 2

AMENDMENT OF THE 2004 EQUITY INCENTIVE PLAN

Introduction

In 2004, we adopted the 2004 Equity Incentive Plan (as amended, the “2004 Plan”), which replaced our prior equity-based compensation plans.  The 2004 Plan was approved by stockholders on May 26, 2004.  On May 29, 2014, stockholders approved an extension to the term of the 2004 Plan until May 29, 2024.  The 2004 Plan currently has up to 19,809,138 shares of our Class A common stock authorized for grants under the 2004 Plan.  As of April 5, 2021, we have issued 13,287,167 shares of our Class A common stock under the 2004 Plan, have outstanding grants of restricted stock units and stock options covering 4,238,855 shares of our Class A common stock which have yet to vest and, as a result, have 2,283,116 shares of Class A common stock remaining available for grant under the 2004 Plan.

On April 29, 2021 the Board of Directors adopted an amendment to the 2004 Plan to increase the number of shares available for issuance by 8,000,000 shares (bringing the remaining total number of shares currently available for issuance under the 2004 Plan to 10,283,116 and the aggregate number of shares under the 2004 Plan to 27,809,138), and to extend the term of the 2004 Plan by an additional 10 years to May 27, 2031, subject, in each case, to stockholder approval of the amendment.  Based on our current plans and growth expectations, we believe that the shares requested in this proposal will be sufficient for the Company’s needs for approximately four to seven years but could last for a shorter period of time if actual practice does not match historic rates or our share price or the number of individuals who receive grants under the 2004 Plan changes materially.

An affirmative vote for Proposal No. 2 is a vote to approve both an increase in the number of shares available for grant under the 2004 Plan and to extend the 2004 Plan term for an additional 10 years from the date of such approval, to May 27, 2031.

Purpose

We believe that our ability to award equity compensation is critical to our continued success in remaining competitive and attracting, motivating and retaining key personnel. The 2004 Plan, as originally adopted, provided 10,000,000 shares to be used for grants under the 2004 Plan. In addition, any shares subject to awards granted under the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan (the “2000 Plan”) that would have again become available for new grants under the terms of the 2000 Plan became available for awards under the 2004 Plan.  The aggregate number of shares available for issuance under the 2004 Plan as of April 5, 2021 is 19,809,138.

The creativity and entrepreneurial drive of our employees and other personnel who provide services to our company generates much of the growth and success of our business. We believe that our broad-based equity incentive program has been highly successful in motivating and rewarding the efforts of our employees and other valuable personnel. By giving our directors, employees and consultants an opportunity to share in the growth of our stock, we align their interests with those of our stockholders. Our directors, employees and consultants understand that their stake in our company will have value only if, working together, we create value for all our stockholders. Awards under the 2004 Plan generally vest over a period of time, giving the recipient an additional incentive to provide services over a number of years and build on past performance. We believe that our award program has helped us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our company.

At the time of the adoption of the 2004 Plan, we projected that approval of the 2004 Plan would provide us with adequate shares for incentive compensation awards for approximately six years. In fact, under the 2004 Plan we have had adequate shares for incentive compensation awards for the past 17 years. The visibility and sustainability of the equity incentive compensation program are important factors in accomplishing our goals of attracting, motivating and retaining key employees, consultants and directors.

We believe that we have demonstrated a commitment to sound equity compensation practices. We recognize that equity compensation awards dilute stockholder equity, so we have carefully managed our equity incentive compensation.  Our equity compensation practices are intended to be competitive and consistent with market practices, and we believe our historical share usage has been responsible and mindful of stockholder interests.  Total potential dilution is equal to the total number of unvested equity awards outstanding plus the pool of shares remaining for future awards, divided by the total number of common shares outstanding, the number of unvested equity awards outstanding, and the pool of shares remaining for future awards.  Our total potential dilution as of April 5, 2021 was:

	Stock Options
Fiscal Year	Number Outstanding	Weighted Average Exercise Price ($)	Weighted Average Remaining Term (yrs.)	Total Unvested Stock Awards Outstanding	Shares Available	Common Shares Outstanding	Total Equity Dilution
2018 (1)	1,114,500	2.45	3.75	1,776,166	5,255,289	89,115,997	8.4%
2019 (1)	943,500	2.20	2.66	2,256,137	4,272,586	85,107,301	8.1%
2020 (1)	883,500	2.17	1.78	3,371,355	2,273,161	84,231,212	7.2%
Current (2)	867,500			3,371,355	2,283,116	85,045,792	7.1%
New Shares					8,000,000		14.6%

(1)	Common shares outstanding consists of our Class A common stock, Class B common stock and Class U common stock, as reported on our Annual Report on Form 10-K for each fiscal year.
(2)	As of April 5, 2021.

Burn rate is equal to total awards granted divided by the basic weighted average shares outstanding.  The Company’s three-year average burn rate for fiscal 2018 through fiscal 2020 was:

Fiscal Year	Total Shares Granted	Common Shares Outstanding	Burn Rate
2018 (1)	1,120,750	89,115,997	1.3%
2019 (1)	1,581,846	85,107,301	1.9%
2020 (1)	2,623,424	84,231,212	3.1%
3-year average			2.1%

(1)	Common shares outstanding consists of our Class A common stock, Class B common stock and Class U common stock, as reported on our Annual Report on Form 10-K for each fiscal year.

2004 Plan Highlights

The 2004 Plan includes provisions which we believe are designed to serve stockholders’ interests and promote effective corporate governance, including the following:

•

No “Evergreen” Provision. The 2004 Plan fixes the number of shares available for future grants and does not provide for any automatic annual increases based on an increase in the number of outstanding shares of our Class A common stock.

•

No Discounted Stock Options. The 2004 Plan prohibits the granting of stock options at an exercise price that is less than the fair market value of our Class A common stock on the date the stock option is granted.

•	No Stock Option Re-pricings. The 2004 Plan explicitly prohibits re-pricing of awards.
•	Limitations on Material Amendments. The 2004 Plan may not be materially amended unless stockholder approval is obtained under the rules of the NYSE.
•

Administered by Independent Directors. The Compensation Committee of the Board of Directors administers the 2004 Plan, although it may delegate certain responsibilities to others, as described below under “Administration”.

The following is a summary of the material terms of 2004 Plan.  It is qualified by reference to the full text of the 2004 Plan, which is attached as Appendix A to this proxy statement.  A copy of the proposed amendment to the 2004 Plan is attached as Appendix B to this proxy statement. Stockholders are encouraged to review the 2004 Plan and proposed amendment carefully.

Number of Shares

As of the Record Date, 2,283,116 shares of our Class A common stock were available for awards under the 2004 Plan. Based on our historical rate of use of shares under the 2004 Plan, we expect that we will run out of shares available for grant under the 2004 Plan by 2022. Accordingly, we wish to amend the 2004 Plan to increase the number of shares of our Class A common stock authorized for issuance under the 2004 Plan by 8,000,000 shares to continue to meet our compensation goals for future years.

Ten million shares of our Class A common stock, plus any shares subject to awards granted under the 2000 Plan that became available for new grants under the terms of the 2000 Plan were initially reserved for issuance under the 2004 Plan. If an award lapses, expires, terminates or is cancelled without the issuance of shares under the award, or if shares are forfeited under an award, then the shares subject to the award may again be used for new awards under 2004 Plan. If shares are issued under any award and we subsequently reacquire them pursuant to rights reserved upon the issuance of the shares, or if previously owned shares are delivered to us in payment of the exercise price of an award or the withholding taxes due as a result of the issuance or receipt of a payment or shares under an award, those shares may also again be used for new awards under the 2004 Plan, but may not be issued under incentive stock options. If we acquire another entity through a merger or similar transaction and issue replacement awards under the 2004 Plan to directors, officers and other employees of the acquired entity, those awards, to the extent permitted under applicable laws and NYSE rules, will not reduce the number of shares reserved for issuance under the 2004 Plan.

In addition to the aggregate number of shares described above, the 2004 Plan imposes the following additional limitation:

•

The maximum number of shares that may be issued in connection with incentive stock options intended to qualify under IRS Code Section 422 is 10,000,000 shares. As part of the amendment to increase the number of shares available under the 2004 Plan by an additional 8,000,000 shares, we are seeking to increase this maximum number of shares that may be issued in connection with incentive stock options to 18,000,000.

For awards intended to qualify as performance-based compensation, the following limitations also apply:

•

The maximum number of shares that may be subject to stock options or stock appreciation rights granted to any one person in any calendar year is 500,000 shares, except that this limit is one million shares if the grant is made in the year of the recipient’s initial employment.

•	The maximum number of shares that may be subject to restricted stock or restricted stock units (“RSUs”) granted to any one person in any calendar year is 500,000 shares.
•

The maximum number of shares that may be subject to performance shares or performance units (if such units are valued in relation to shares) granted to any one person in any calendar year is 500,000 shares.

The number of shares reserved for issuance under the 2004 Plan, and the limits on the number of awards that may be granted to any one person or of a particular type, as described above, are subject to adjustment to reflect certain subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

Administration

The 2004 Plan is administered by the Compensation Committee. The Compensation Committee has full power to administer the 2004 Plan and the decisions of the Compensation Committee are final and binding upon all the participants.

The Board may delegate the Compensation Committee’s administrative authority to another committee or the Compensation Committee may delegate some of its authority to the Chief Executive Officer of the company. Any such delegation may be made only to the extent the law allows. In no event may such delegation be made with respect to awards granted to individuals who are subject to Section 16 of the Exchange Act unless the delegation is made to a committee composed entirely of non-employee directors.

Eligibility

The selection of the participants in the 2004 Plan is generally determined by the Compensation Committee. The Committee may designate any of the following as a participant from time to time: any officers or other employees of our company or any of our affiliates, any individuals that we or our affiliates have engaged to become an officer or other employee, any non-employee director, and consultants and advisors who provide bona fide services to us or our affiliates as independent contractors.

As of April 5, 2021, approximately five named executive officers, five non-employee directors and approximately 1,020 other employees are eligible to be selected by the Compensation Committee to receive grants under the 2004 Plan.  As of April 5, 2021, the fair market value of a share of our Class A common stock, determined by the closing price per share on that date as quoted on the NYSE, was $4.09.

Types of Awards

The 2004 Plan allows for the grant of stock options, stock appreciation rights, performance shares, performance units, restricted stock awards, RSUs and dividend equivalent units in any combination, separately or in tandem. Subject to the terms of the 2004 Plan, the Compensation Committee will determine the terms and conditions of awards, including the times when awards vest or become payable and the effect of certain events such as termination of employment.

Stock Options

The Compensation Committee may grant either incentive stock options qualified with respect to Internal Revenue Code Section 422 or options not qualified under any section of the Code (“non-qualified options”). Only employees may receive incentive stock options. All stock options granted under the 2004 Plan must have an exercise price that is at least equal to the fair market value of our underlying Class A common stock on the grant date. Any incentive stock option granted to an employee who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of our company or any subsidiary must have an exercise price of at least 110% of the fair market value on the grant date. No stock option granted under the 2004 Plan may have a term longer than ten years, except that under the 2004 Plan the term may be extended for six months beyond the date of death in the event that an option recipient dies prior to the option’s termination date. Any incentive stock option granted to any employee who, at the time the option is granted, owns more than 10% of the total combined voting power of all classes of stock of our company or any subsidiary must terminate no later than the fifth anniversary of the date of grant. The exercise price of stock options may be paid in cash, or, if the Compensation Committee permits, by tendering shares of Class A common stock, or by any other means the Compensation Committee approves.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights which provide the recipient the right to receive a payment (in cash, shares or a combination of both) equal to the difference between the fair market value of a specific number of shares on the grant date and the fair market value of such shares on the date of exercise. Stock appreciation rights must expire no later than ten years after their grant date, except that under the 2004 Plan the term may be extended for six months beyond the date of death in the event that a recipient dies prior to the stock appreciation right’s termination date.

Performance-Based Awards

The 2004 Plan provides for the grant of performance shares and performance units, the grant or vesting of which is dependent upon the attainment of objective performance targets relative to certain performance measures. Performance targets may include minimum, maximum and target levels of performance, with the size of the award or vesting based on the level attained. Performance measures are criteria established by the Compensation Committee relating to any of the following, as it may apply to an individual, one or more business units, divisions or subsidiaries, or on a company-wide basis, and either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies: income from operations; revenue; earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted); income before income taxes and minority interests; operating income; pre- or after-tax income; average accounts receivable; cash flow; cash flow per share; net earnings; earnings per share; return on equity; return on capital; return on assets; growth in assets; economic value added; share price performance; total stockholder return; improvement in or attainment of expense levels; market share or market penetration; business expansion, and/or acquisitions or divestitures. The Compensation Committee can select other goals not listed here for awards that are not intended to meet the requirements of “qualified performance-based compensation”. The Compensation Committee may specify that the performance-based awards will become payable in whole or in part in the event of the recipient’s termination of employment as a result of death, disability or retirement.

Performance-based awards may be paid in cash, shares or a combination of both, as determined by the Compensation Committee at the time of making an award.

Unless otherwise provided by the Compensation Committee, a participant will not be entitled to, and will agree to waive or otherwise surrender, any rights to receive dividends or dividend equivalents paid with respect to performance shares or performance units valued in shares until after they have been earned.

Restricted Stock and Restricted Stock Unit Awards

The Compensation Committee may grant shares of restricted Class A common stock with or without payment of consideration by the recipient, or may grant RSUs. The Compensation Committee will determine whether RSUs will be paid in cash, shares of our Class A common stock or a combination thereof. All or part of any restricted stock or RSU award may be subject to conditions and restrictions, which the Compensation Committee will specify, including the vesting terms.  The Compensation Committee may specify that the restriction period will lapse in the event of the recipient’s termination of employment as a result of death, disability or retirement.

Dividend Equivalent Unit Awards

The Compensation Committee may grant awards of dividend equivalent units, either alone or in tandem with other awards, but only if the Board of Directors has declared a dividend on our Class A common stock. A dividend equivalent unit gives the recipient the right to receive a current or deferred payment equal to the dividends paid on one or more shares of our Class A common stock as the Compensation Committee specifies.

Payment of Directors’ Fees in Securities

Subject to any restrictions the Board imposes, a non-employee director may elect to receive stock options in lieu of all or any portion of the director’s annual retainer payment from the company. These options will be issued under and subject to the terms of the 2004 Plan. The number of options to be issued in connection with such an election by a director will be four times the amount of the cash compensation divided by the closing price of our Class A common stock on the date the cash compensation would otherwise have been paid to the director.

Change of Control

The Compensation Committee may determine, in its discretion, whether an award issued under the 2004 Plan will become vested or payable, either in whole or in part, upon a change of control of the company (as defined in the 2004 Plan).

If, in connection with a change of control:

Options and stock appreciation rights issued under the 2004 Plan are not assumed, or if substitute options and stock appreciation rights are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the award prior to the change of control or fail to preserve, to the extent applicable, the benefit to be provided to the participant as of the date of a change of control, then each holder of an option or stock appreciation right that is outstanding as of the date of the change of control who is an employee of the company or any subsidiary will have the right, and the Compensation Committee, in its sole discretion, may grant to a holder of an option or stock appreciation right that is outstanding as of the date of a change of control who is not an employee of the company or any subsidiary the right, exercisable within 30 days after a change of control (but not beyond the option or stock appreciation right’s expiration date), to receive, in exchange for the surrender of the option or stock appreciation right, an amount of cash equal to the excess of the greater of the fair market value of the shares determined on the change of control date or the fair market value of the shares of our Class A common stock on the date of surrender covered by the option or stock appreciation right (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such shares under the award. If the Compensation Committee so determines prior to a change of control, any such option or stock appreciation rights that is not exercised or surrendered prior to the end of the 30-day period will be cancelled.

The 2004 Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under IRS Code Sections 280G and 4999. Rather, except as otherwise provided in a written agreement between the company and an award holders, in the event that any payment or transfer by the company under the 2004 Plan to or for the benefit of a participant would be nondeductible by the company for federal income tax purposes because of the provisions concerning “excess parachute payments” in IRS Code Section 280G, then the aggregate present value of all such payments will be reduced (but not below zero) to an amount that maximizes the aggregate present value of the payments without causing any payment to be nondeductible by the company because of IRS Code Section 280G.

Adjustments

Under the terms of the 2004 Plan, if the Compensation Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of securities of the company, issuance of warrants or other rights to purchase securities of the company, or other similar corporate transaction or event affects the shares of our Class A common stock such that the Compensation Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2004 Plan, then, subject to the terms of the 2004 Plan, the Compensation Committee will, in such manner as it may deem equitable, adjust any or all of (1) the number and type of shares subject to the 2004 Plan, (2) the number and type of shares subject to outstanding awards, and (3) the grant, purchase, or exercise price with respect to any award. In any such case, the Compensation Committee may also (or in lieu of the foregoing) provide for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder of an award) in an amount determined by the Compensation Committee effective at such time as the Compensation Committee specifies (which may be the time such transaction or event is effective). If the transaction or event constitutes a change of control, then the payment must be at least as favorable to the holder as the amount the holder could have received in respect of the award under the 2004 Plan’s provision concerning a change of control and the Compensation Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each share then subject to an award, the number and kind of shares of stock, other securities, cash or other property to which holders of shares of our Class A common stock are or will be entitled in respect of each share pursuant to the transaction or event.

With respect to incentive stock options, no adjustment may be authorized to the extent that such authority would cause the 2004 Plan to violate IRS Code Section 422(b).

Without limitation, subject to the terms of the 2004 Plan, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, the Compensation Committee may substitute, on an equitable basis as the Compensation Committee determines, for each share then subject to an award, the number and kind of shares of stock, other securities, cash or other property to which holders of stock are or will be entitled in respect of each share pursuant to the transaction.

Transferability of Awards

Awards granted under the 2004 Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Committee otherwise approves a transfer.

Backdating Prohibited

The Compensation Committee may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Compensation Committee takes action to approve such award.

Foreign Participation

The Compensation Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom regarding awards granted to participants employed in foreign countries. In addition, the Compensation Committee may approve such supplements to, or amendments, restatements or alternative versions of, the 2004 Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Compensation Committee approves for purposes of using the 2004 Plan in a foreign country will not affect the terms of the 2004 Plan for use in any other country.

Recoupment of Awards

All awards under the 2004 Plan will be subject to any recoupment or clawback policy that the Board or Compensation Committee may adopt from time to time.

Amendment

The Board or Compensation Committee may alter, amend, suspend or discontinue the 2004 Plan at any time, but no such action may be taken without stockholder approval if such approval is required by law or NYSE listing requirements, or if such action increases the number of shares that may be issued under the 2004 Plan or the annual award limits, or eliminates the prohibition on stock option repricing. The Compensation Committee may alter or amend awards under the 2004 Plan, but no such action may be taken without the consent of the participant if it would materially adversely affect an outstanding award, and no such action may be taken without prior stockholder approval if it would violate the anti-repricing protections under the 2004 Plan as described above under “2004 Plan Highlights”.

Term

The 2004 Plan is to remain in effect until May 29, 2024, unless terminated earlier by the Board of Directors or the Compensation Committee. The proposed amendment will extend the term of the 2004 Plan to 10 years after the date of the 2021 Annual Meeting, until May 27, 2031, if it is approved by the stockholders at the 2021 Annual Meeting.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and non-qualified stock options, which are authorized for grant under the 2004 Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the 2004 Plan or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States. Participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

The grant of a stock option under the 2004 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our Class A common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of our Class A common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the Class A common stock on the exercise date).

In general, a participant will recognize no income or gain at the time of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our Class A common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of our Class A common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of our Class A common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the 2004 Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our Class A common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our Class A common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our Class A common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the 2004 Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our Class A common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction we originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the 2004 Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Shares

The grant of performance shares will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance shares, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance shares prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or Class A common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

IRS Code Sections 409A and 280G

Awards under the 2004 Plan may constitute, or provide for, a deferral of compensation under Section 409A of the IRS Code. If the requirements of IRS Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. The 2004 Plan is intended to permit compliance with IRS Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to IRS Code Section 409A. The 2004 Plan and any applicable awards may be modified to exempt the awards from IRS Code Section 409A or comply with the requirements of IRS Code Section 409A.

Option Grant Table

The following table shows the number of shares subject to option grants made under the 2004 Plan to our executive officers and the other individuals and groups indicated, from the date of the 2004 Plan’s inception through April 5, 2021. A separate column indicates the number of shares underlying options granted as replenishment options, if any.

Cumulative Option Grant Table

2004 Equity Incentive Plan

Name and Position	Aggregate Number of Shares Underlying Options Granted
Walter F. Ulloa, Chairman and Chief Executive Officer	617,000
Christopher T. Young, Chief Financial Officer and Treasurer	439,000
Jeffery A. Liberman, President and Chief Operating Officer	474,000
Karl A. Meyer, Chief Revenue Officer	474,000
Juan Saldivar von Wuthenau, Chief Digital, Strategy and Accountability Officer	180,000
All Current Executive Officers as a Group	1,990,000
All Current Directors who are not Executive Officers as a Group	690,000
Each Nominee for Election as a Director	--
Each Associate of any such Director, Executive Officer or Nominees	--
Each other Person who received or is to receive 5% of such awards	--
All Current Employees, including Current Officers who are not Executive Officers as a Group	5,845,367

New Plan Benefits

No awards have been granted, and no shares of any class of our common stock have been issued, on the basis of the proposed share increase under the 2004 Plan.  It is not possible to determine the specific amounts and types of awards that may be awarded in the future under the proposed amendment to the 2004 Plan because the grant and actual pay-out of awards under the 2004 Plan are subject to the discretion of the Compensation Committee.

Effect of a No Vote

If the stockholders do not approve the amendment of the 2004 Plan to both increase the number of available shares of Class A common stock by an additional 8,000,000 shares and extend the end of the term to ten years after the date of the 2021 Annual Meeting, or May 27, 2031, the 2004 Plan will terminate effective May 29, 2024 and thereafter no additional grants can be made under the 2004 Plan.  In such event, the 2004 Plan will continue in effect to administer grants made under the 2004 Plan before its termination. Additionally, because the company does not have any other employee benefit plan that allows for the grant of stock options, restricted stock units or other awards, the company would be unable to make any awards after May 29, 2024 unless and until and unless a new benefit plan is adopted by the Board of Directors and approved by the stockholders.

Board Consideration

In considering the recommendation of our board of directors with respect to the approval of the amendment and the material terms of the 2004 Plan, stockholders should be aware that the members of our board of directors have certain interests, which may present them with conflicts of interest in connection with this proposal. As discussed above, directors are eligible to receive awards under the 2004 Plan.

Registration with the SEC

We intend to file a Registration Statement on Form S-8 with the SEC relating to the issuance of the additional 8,000,000 shares of our Class A common stock under the amendment to the 2004 Plan as soon as practicable assuming and after approval of the 2004 Plan amendment by our stockholders.

Required Vote

Approval of amendment of the 2004 Plan requires a majority of the total votes cast on such proposal, provided a quorum is present.

Recommendation of the Board

The Board unanimously recommends that stockholders vote FOR approval of the amendment of the 2004 Plan.

MANAGEMENT

The following sets forth the names, positions and ages of our executive officers as of April 5, 2021:

Name	Position	Age
Walter F. Ulloa	Chairman and Chief Executive Officer	72
Christopher T. Young	Chief Financial Officer and Treasurer	52
Jeffery A. Liberman	President and Chief Operating Officer	62
Karl A. Meyer	Chief Revenue Officer	57
Juan Saldívar von Wuthenau	Chief Digital, Strategy and Accountability Officer	54

Background

Walter F. Ulloa.    Mr. Ulloa has been our Chairman and Chief Executive Officer since the company’s inception in 1996. See, “Proposal 1—Election of Directors” for additional biographical information on Mr. Ulloa.

Christopher T. Young.    Mr. Young has been our Chief Financial Officer and Treasurer since May 2008.  Mr. Young had previously served as the President of our outdoor advertising division from February 2004 until we sold our outdoor advertising division in May 2008.  From January 2000 to February 2004, Mr. Young served as our outdoor advertising division’s Chief Financial Officer. Before joining our company, Mr. Young had worked with the Bank of Montreal, where he was responsible for all of the bank’s corporate finance activity for the broadcasting and outdoor advertising industries. Mr. Young’s prior experience includes tenures at both the Bank of Tokyo in its corporate finance group and Chase Manhattan Bank. Mr. Young holds a Bachelor of Arts degree in Economics from Columbia University.

Jeffery A. Liberman.    Mr. Liberman, our President and Chief Operating Officer since March 2017, has been involved in the management and operation of Spanish-language and general market television and radio stations since 1974. Mr. Liberman previously served as the Chief Operating Officer from July 2012 until March 2017, and the President of our radio division from May 2001 until July 2012.  From 1992 until our acquisition of Latin Communications Group Inc. in April 2000, Mr. Liberman was responsible for operating Latin Communications Group’s 17 radio stations in California, Colorado, New Mexico and Washington D.C.

Karl A. Meyer.  Mr. Meyer, our Chief Revenue Officer since May 2019, has more than 30 years of experience in broadcast media. Mr. Meyer served as the Vice President, Director of Sales at Univision Communication Inc. (“Univision”) from October 2017 until May 2019, and the Regional Vice President, National Sales at Univision from June 2014 through October 2017.  Previous to that, Mr. Meyer served in a number of positions for us starting in 2004, including Vice President, General Manager of our Los Angeles radio market and later as Executive Vice President, Integrated Marketing Solutions, Western Region.

Juan Saldívar von Wuthenau.    Mr. Saldívar has been our Chief Digital, Strategy and Accountability Officer since November 2020. See, “Proposal 1—Election of Directors” for additional biographical information on Mr. Saldívar.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of April 5, 2021, concerning, except as indicated by the footnotes below:

•	each person whom we know beneficially owns more than 5% of our Class A common stock or Class B common stock;
•	each of our directors and nominees for the board of directors;
•

our Chief Executive Officer, Chief Financial Officer and each of our other executive officers serving as such as of December 31, 2020 (such individuals are hereafter referred to as our “Named Executive Officers”); and

•	all of our directors and executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Entravision Communications Corporation, 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404.

We have determined beneficial ownership in accordance with the rules of the SEC.  Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 60,765,450 shares of Class A common stock and 14,927,613 shares of Class B common stock outstanding at April 5, 2021. Each share of Class B common stock has 10 votes per share compared to one per share of Class A common stock. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of common stock subject to options, warrants, restricted stock units or other convertible securities held by that person or entity that are currently exercisable or releasable or that will become exercisable or releasable within sixty days after April 5, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. In addition, we did not include Univision Communications Inc., which currently holds all 9,352,729 shares of our Class U common stock.  The Class U common stock is non-voting, and therefore Univision does not appear in the table as an owner of voting securities.

The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

	Shares Beneficially Owned				% Total
	Class A Common Stock(1)		Class B Common Stock		Voting
Name of Beneficial Owner	Shares	%	Shares	%	Power(2)
Named Executive Officers and Directors:
Walter F. Ulloa(3)	1,073,781	1.48	11,489,365	76.97	57.48
Christopher T. Young(4)	229,001	*	—	—	*
Jeffery A. Liberman(5)	318,778	*	—	—	*
Karl A. Meyer(6)	43,108	*	—	—	*
Paul Anton Zevnik(7)	313,551	*	3,438,248	23.03	17.84
Gilbert R. Vasquez(8)	713,590	1.17	—	—	*
Patricia Diaz Dennis(9)	73,382	*	—	—	*
Juan Saldívar von Wuthenau(10)	445,983	*	—	—	*
Martha Elena Diaz(11)	115,372	*	—	—	*
Fehmi Zeko(12)	73,382	*	—	—	*
All executive officers and directors as a group(13) (10 persons)	3,464,097	4.49	14,927,613	100	74.06
> 5% Security Holders
American Century Investment Management Inc.(14)	10,555,313	17.37	—	—	5.03
BlackRock, Inc.(15)	6,000,729	9.88	—	—	2.86
Dimensional Fund Advisors LP(16)	3,903,448	6.42	—	—	1.86

Beneficial ownership representing less than one percent is denoted with an asterisk (*).

(1)	The number of Class A common stock does not include the shares of Class A common stock issuable upon conversion of the outstanding shares of Class B common stock.
(2)

Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(3)

Consists of (i) 857,356 shares of Class A common stock held of record by Mr. Ulloa; (ii) 216,000 shares of Class A common stock issuable upon exercise of options that are exercisable within sixty days of April 5, 2021; (iii) 425 shares of Class A common stock held by Mr. Ulloa’s spouse; (iv) 889,848 shares of Class B common stock held by The Walter F. Ulloa Irrevocable Trust of 1996; and (v) 10,599,517 shares of Class B common stock held by the Seros Ulloa Family Trust of 1996.  With respect to Mr. Ulloa’s percentage ownership of Class A Common Stock, all shares of Class B Common Stock are assumed to have been converted into Class A common stock since such shares are convertible at the option of the holder thereof within sixty days of April 5, 2021.  In addition, pursuant to the Voting Agreement, Mr. Ulloa and Mr. Zevnik have agreed to vote all shares held by them (i) in favor of the election of each of them as directors, (ii) in favor of the election of any other nominee for election as director as directed by Mr. Ulloa, and (iii) any time a matter other than election or removal of directors is submitted to the stockholders of the company, as directed by Mr. Ulloa.  Mr. Ulloa disclaims beneficial ownership of shares beneficially owned by Mr. Zevnik.

(4)	Consists of 229,001 shares of Class A common stock held by The Young Family Trust.
(5)

Consists of (i) 219,778 shares of Class A common stock held of record by Mr. Liberman; and (ii) 99,000 shares of Class A common stock issuable upon exercise of options that are exercisable within sixty days of April 5, 2021.

(6)	Consists of 43,108 shares of Class A common stock held of record by Mr. Meyer.
(7)

Consists of (i) 45,478 shares of Class A common stock held of record by Mr. Zevnik; (ii) 108,073 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 5, 2021; (iii) 10,000 shares of Class A common stock held by The Zevnik Charitable Foundation issuable upon the settlement of restricted stock units releasable within sixty days of April 5, 2021; (iv) 150,000 shares of Class A common stock issuable upon exercise of options that are exercisable within sixty days of April 5, 2021; (v) 2,887,582 shares of Class B common stock held by The Paul A. Zevnik Revocable Trust of 2000; and (vi) 550,666 shares of Class B common stock held by The Paul A. Zevnik Irrevocable Trust of 1996.  With respect to Mr. Zevnik’s percentage ownership of Class A Common Stock, all shares of Class B Common Stock are assumed to have been converted into Class A common stock since such shares are convertible at the option of the holder thereof within sixty days of April 5, 2021.  In addition, pursuant to the Voting Agreement, Mr. Ulloa and Mr. Zevnik have agreed to vote all shares held by them (i) in favor of the election of each of them as directors, (ii) in favor of the election of any other nominee for election as director as directed by Mr. Ulloa, and (iii) any time a matter other than election or removal of directors is submitted to the stockholders of the company, as directed by Mr. Ulloa.

(8)

Consists of (i) 500,039 shares of Class A common stock held of record by Mr. Vasquez; (ii) 163,551 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 1, 2021; and (iii) 50,000 shares of Class A common stock issuable upon exercise of options that are exercisable within sixty days of April 5, 2021.

(9)	Consists of 137,551 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 5, 2021.
(10)

Consists of (i) 128,432 shares of Class A common stock held of record by Mr. Saldívar; (ii) 137,551 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 5, 2021; and (iii) 180,000 shares of Class A common stock issuable upon exercise of options that are exercisable within sixty days of April 5, 2021.

(11)	Consists of 115,372 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 5, 2021.
(12)	Consists of 73,382 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 5, 2021.
(13)

Consists of (i) 60,765,450 shares of Class A common stock; (ii) 14,927,613 shares of Class B common stock; (iii) 745,480 shares of Class A common stock issuable upon the settlement of restricted stock units releasable within sixty days of April 5, 2021; and (iv) 695,000 shares of Class A common stock issuable upon exercise of options exercisable within sixty days of April 5, 2021.

(14)

Based on the most recently available Schedule 13G/A jointly filed by American Century Companies, Inc., American Century Investment Management, Inc., American Century Capital Portfolios, Inc. and Stowers Institute for Medical Research with the SEC dated February 11, 2021. American Century Companies, Inc. beneficially owned 10,555,313 shares of Class A common stock, with sole voting power over 10,162,424 shares and sole dispositive power over 10,555,313 shares; American Century Investment Management, Inc., a wholly-owned subsidiary of American Century Companies, Inc., beneficially owned 10,555,313 shares of Class A common stock, with sole voting power over 10,162,424 shares and sole dispositive power over 10,555,313 shares; American Century Capital Portfolios, Inc. beneficially owned 7,680,000 shares of Class A common stock, with sole voting power and sole dispositive power over all of such shares; and Stowers Institute for Medical Research beneficially owned 10,555,313 shares of Class A common stock, with sole voting power over 10,162,424 shares and sole dispositive power over 10,555,313 shares. The address for the joint filers is 4500 Main Street, 9th Floor, Kansas City, Missouri 64111.

(15)

Based on the most recently available Schedule 13G/A filed with the SEC on January 27, 2021 by BlackRock, Inc. BlackRock, Inc. beneficially owned 6,000,729 shares of Class A common stock, with sole voting power over 5,834,130 shares and sole dispositive power over 6,000,729 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(16)

Based on the most recently available Schedule 13G/A filed with the SEC on February 12, 2021 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP beneficially owned 3,903,448 shares of Class A common stock, with sole voting power over 3,710,377 shares and sole dispositive power over 3,903,448 shares. The address for Dimensional Fund Advisors LP is 6300 Bee Cave Road, Building One, Austin, Texas 78746.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our Class A common stock and our other equity securities. Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms received by us, or written representation from certain reporting persons that no Form 5s were required for those persons, we believe that all reporting requirements under Section 16(a) for the 2020 fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has furnished the following Compensation Committee Report for the 2020 fiscal year.  This Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis provided below (the “CD&A”) with management. In reliance on the reviews and discussions referred to above, the Compensation Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this proxy statement and our Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

By the Compensation Committee of the Board of Directors:

Martha Elena Diaz, Chair
Gilbert R. Vasquez

COMPENSATION DISCUSSION AND ANALYSIS

Administration of Compensation Program

The Compensation Committee of the Board of Directors (the “Committee”) has overall responsibility for evaluating and approving our executive compensation program. The Committee has the authority to review and determine the salaries and bonuses of our executive officers, including the Chief Executive Officer and the other Named Executive Officers, and to establish the general compensation policies for such individuals. The Committee also has the authority to administer and make discretionary equity incentive grants to all of our employees under our 2004 Equity Incentive Plan (as amended, the “2004 Plan”). Typically, our Chief Executive Officer makes compensation recommendations to the Committee with respect to our executive officers, in light of his role in the chief executive function, his unique perspective on the strategic direction of our company and day-to-day operations and his extensive experience in the Spanish-language media industry, and the Committee may accept, adjust or reject such recommendations in its discretion.

The Committee operates under a written charter. The duties and responsibilities of a member of the Committee are in addition to his or her duties as a member of the Board. The charter reflects these various responsibilities, and the Committee is charged with periodically reviewing the charter, which it does annually. The Committee’s membership is determined by the Board and is composed entirely of independent directors as defined under NYSE listing standards as currently in effect. The Committee has the ability to establish and delegate authority to a subcommittee. In addition, the Committee has the authority to engage the services of outside advisors, experts and others, including independent compensation consultants to assist the Committee. The Committee has engaged Frederic W. Cook & Co., Inc. (“Frederic Cook”) as the Committee’s outside compensation consultant to provide advice directly to the Committee as well as company management in continuing to evaluate and develop compensation policies and practices. The role of Frederic Cook is to provide independent advice and expertise in executive compensation policies and practices. In connection with its engagement of Frederic Cook, the Committee considered various factors regarding Frederic Cook’s independence including, but not limited to, the amount of fees received by Frederic Cook from the company as a percentage of Frederic Cook’s total revenue, its policies and procedures designed to prevent conflicts of interest, and the existence of any business or personal relationship that could impact Frederic Cook’s independence. After reviewing these and other factors, the Committee determined that Frederic Cook was independent and that its engagement did not present any conflicts of interest.

In reviewing executive officer compensation, the Committee does not engage in specific benchmarking of executive officer compensation against competitive market data or our peer group; however, the Committee reviews competitive market data from the media industry as well as other comparably-sized companies, including those companies we have determined to be in our peer group, in combination with an analysis of other factors as described further below. In 2020, the Compensation Committee reviewed competitive market data for companies in our peer group, which the Committee determined consisted of the following companies, each of which is a publicly-traded company for which data is publicly available:

• Sinclair Broadcast Group, Inc.	• TEGNA Inc.	• Urban One, Inc.

• Cumulus Media Inc.	• Entercom Communications Corp.	• Gray Television, Inc.

• The E. W. Scripps Company	• Nexstar Media Group, Inc.	• Townsquare Media, Inc.

• AutoWeb, Inc.	• Fluent, Inc.	• Saga Communications, Inc.

• Tribune Media Company	• Emmis Communications Corp.	• Beasley Broadcast Group, Inc.

• Trade Desk, Inc.	• Hemisphere Media Group, Inc.	• TrueCar, Inc.

• QuinStreet, Inc.	• TiVo Corporation

The Committee held two meetings and acted by written consent six times during 2020. The Board did not modify any action or recommendation made by the Committee with respect to executive compensation for the 2020 fiscal year.

Objectives and Philosophy

The Committee believes that our executive compensation policies and practices are designed to attract and retain qualified executives, motivate and reward them for their performance as individuals and as a management team, and further align the interests of our executives with the interests of our stockholders. We are engaged in a very competitive industry, and our success depends significantly upon our ability to attract and retain qualified executives through competitive compensation packages offered to such individuals. In addition, the Committee believes in rewarding executives’ performance in obtaining key operating objectives, which, among other things, includes earnings, in light of general economic conditions, as well as specific company, industry and competitive conditions. The Committee also believes that our equity incentive compensation policies and practices should reward executives upon their continued employment with the company and the long-term price of our stock.

Our policy for allocating between long-term and current compensation is to ensure that we provide adequate base salary, bonus and equity incentive compensation to attract, retain and reward qualified executives for their services, while providing long-term incentives to reward retention and to maximize long-term value for the company and our stockholders. Our policy is to provide cash compensation in the form of base salary and bonuses to meet competitive salary requirements and, with respect to bonuses, to reward performance. We provide non-cash equity incentive compensation to meet competitive equity compensation needs, promote retention, reward performance and further align the interest of our executives with the company’s stockholders. The Committee typically evaluates total compensation and makes specific equity incentive compensation grants to Named Executive Officers in connection with services provided to us in their capacity as employees and executive officers. The Committee believes executives should be compensated for the services they perform without regard to existing equity holdings and typically the Committee does not take into account existing equity holdings of any Named Executive Officer in making new grants. The Committee believes its overall policies are competitive within our industry and in general, and are appropriate to fulfill our broad objectives with respect to executive compensation.

The Committee does not rely solely on predetermined formulas or a limited set of criteria when it evaluates the performance of our executive officers. For fiscal year 2020, the Committee considered management’s achievement of our short- and long-term goals in light of general economic conditions as well as specific company, industry and competitive conditions. The principal factors the Committee took into account in evaluating each executive officer’s compensation package for the 2020 fiscal year are described below. However, the Committee has the discretion to apply only some or additional factors, or entirely different factors, for future years. Moreover, all of our Named Executive Officers have entered into employment agreements with the company and many components of each such person’s compensation, including both base salary and bonus, are set by such agreements and not subject to modification during their respective terms.

We generally use substantially the same form of executive employment agreement for each of our executive officers, other than Mr. Ulloa, to ensure that key elements of compensation and terms of employment for each of our executive officers are materially consistent. We generally enter into employment agreements with our executive officers for a term of three years, which provides consistency among our employment agreements with our executive officers, stability in the employment of our executive officers, and a meaningful period of time and flexibility to evaluate the performance of the executive at the end of each such term.

Typically, Mr. Ulloa, as our Chief Executive Officer, makes compensation recommendations to the Committee with respect to our executive officers, and the Committee may accept, adjust or reject such recommendations in its discretion. Mr. Ulloa is a founder, member of the Board and principal stockholder of the company, in addition to serving as our Chairman and Chief Executive Officer.

Our total compensation program for our executive officers consists of the following key elements of compensation:

•	Base salary
•	Bonus
•	Equity incentive compensation
•	Certain additional benefits and perquisites

Base Salary

It is our goal to provide a base salary for our executive officers that is sufficiently high to attract and retain a strong management team and reflect the individual executive’s responsibilities, value to us, experience and past performance. Base salaries for each of our executive officers are established pursuant to the terms of their respective employment agreements. Our standard executive employment agreement provides that an executive officer’s base annual salary may be increased during the term of the employment agreement, in the discretion of the Committee. Our standard executive employment agreement also does not permit a material reduction to be made to an executive’s then-current base annual salary, unless such reduction is applicable generally to other senior executives of the company. This provision is included to provide each executive with security with respect to their salary for competitive reasons, while providing us with flexibility in the event that the performance of the company, or the performance of our executive officers as a whole or other factors, such as macroeconomic conditions or disruptions caused by the COVID-19 pandemic, warrants the reduction in base salary of all executive officers.

Effective January 2020, we entered into a new three-year employment agreement with Mr. Ulloa (the “2020 Ulloa Agreement”), pursuant to which he continues to serve as our Chairman and Chief Executive Officer, and which agreement replaced a substantially similar employment agreement that expired by its terms on December 31, 2019. As part of the Committee’s review and negotiation of the 2020 Ulloa Agreement, the Committee evaluated various criteria, including our performance, the terms of Mr. Ulloa’s prior employment agreement, the terms of executive employment agreements for chief executive officers at other companies within our industry and in general, and compensation paid to Mr. Ulloa in past years. The Committee consulted with Frederic Cook in evaluating the compensation and terms of the 2020 Ulloa Agreement, and Frederic Cook advised the Committee on various aspects of chief executive officer compensation policies and practices, including such practices at other companies within our industry and in general, without engaging in specific benchmarking. The Committee also consulted with outside legal counsel in drafting the 2020 Ulloa Agreement. The 2020 Ulloa Agreement provides for an initial base salary of $1,378,912 per year commencing in 2020 (compared to an initial base salary of $1,250,000 per year under his prior employment agreement) and further provides that the initial base salary shall be reviewed at least annually prior to the anniversary of its effective date and may be increased, in the discretion of the Committee. In reviewing increases in the base salary, the 2020 Ulloa Agreement provides that the Committee shall consider factors including, but not limited to, the market for executives with skills and experience similar to those of Mr. Ulloa, performance considerations, and the nature and extent of salary increases given to other employees of the company during the prior year.

Effective January 2019, we entered into a new three-year employment agreement with Mr. Young (the “2019 Young Agreement”), pursuant to which he continues to serve as our Chief Financial Officer and Treasurer, and which agreement replaced a substantially similar employment agreement that expired by its terms on December 31, 2018. The 2019 Young Agreement provides for an initial base salary of $551,565 per year commencing in 2019 (compared to an initial base salary of $500,000 per year under his prior employment agreement), which may be increased in connection with any increases in base compensation given to the company’s employees and other senior executive officers, and such other factors as considered by the Committee, in its sole discretion. The Committee relied substantially upon our Chief Executive Officer to negotiate the material terms of the 2019 Young Agreement, and the Committee considered factors including Mr. Young’s performance during the term of his prior employment agreement; his experience in the industry and with the company; the responsibilities to be performed by Mr. Young during the term of the agreement; competitive considerations, including Mr. Young’s retention and incentive to enter into a new three-year employment agreement with us; and a general comparison of the base salaries of chief financial officers of other companies in our industry, without engaging in specific benchmarking.

Effective March 2020, we entered into a new three-year employment agreement with Mr. Liberman (the “2020 Liberman Agreement”), pursuant to which he continues to serve as our President and Chief Operating Officer, and which agreement replaced a substantially similar employment agreement that expired by its terms on February 29, 2020. The 2020 Liberman Agreement provides for an initial base salary of $717,035 per year commencing in March 2020 (compared to an initial base salary of $650,000 per year under his prior employment agreement), which may be increased in connection with any increases in base compensation given to the company’s employees and other senior executive officers, and such other factors as considered by the Committee, in its sole discretion. The Committee relied substantially upon our Chief Executive Officer to negotiate the material terms of the 2020 Liberman Agreement, and the Committee considered factors including Mr. Liberman’s performance during the term of his prior employment agreement and the responsibilities to be performed by Mr. Liberman during the term of the 2020 Liberman Agreement; competitive considerations, including Mr. Liberman’s retention and incentive to enter into a new three-year employment agreement with us; and a general comparison of the base salaries of chief operating officers of other companies in our industry, without engaging in specific benchmarking.

Effective May 2019, we entered into a three-year employment agreement with Mr. Meyer (the “2019 Meyer Agreement”), pursuant to which he serves as our Chief Revenue Officer. The 2019 Meyer Agreement provides for an initial base salary of $500,000 per year, subject to increases in connection with any increases in base compensation given to the company’s employees and other senior executive officers, and such other factors as considered by the Committee, in its sole discretion. The Committee relied substantially upon our Chief Executive Officer to negotiate the material terms of the 2019 Meyer Agreement, and the Committee considered factors including Mr. Meyer’s experience in the industry, including his prior experience with the company; the responsibilities to be performed by Mr. Meyer during the term of the agreement; competitive considerations, including Mr. Meyer’s retention and incentive to commence employment with the company and enter into a new three-year employment agreement with us; and a general comparison of the base salaries of executive officers of other companies in our industry, without engaging in specific benchmarking.

Effective November 2020, we entered into a three-year employment agreement with Mr. Saldívar (the “2020 Saldívar Agreement”), pursuant to which he serves as our Chief Digital, Strategy and Accountability Officer. The 2020 Saldívar Agreement provides for an initial base salary of $395,000 per year, subject to increases in connection with any increases in base compensation given to the company’s employees and other senior executive officers, and such other factors as considered by the Committee, in its sole discretion. The Committee relied substantially upon our Chief Executive Officer to negotiate the material terms of the 2020 Saldívar Agreement, and the Committee considered factors including Mr. Saldívar’s experience in the industry, including his prior experience with the company; the responsibilities to be performed by Mr. Saldívar during the term of the agreement; competitive considerations, including Mr. Saldívar’s incentive to cease his consulting practice and part-time services to the company in order to provide services full-time for a three-year term; and a general comparison of the base salaries of executive officers of other companies in our industry, without engaging in specific benchmarking.

On April 15, 2020, in light of circumstances relating to the COVID-19 pandemic, we reduced the annual base salaries of all our then Named Executive Officers, effective as of April 16, 2020. The salary reductions and reduced annual base salaries of our Named Executive Officers were as follows: (i) Mr. Ulloa, a reduction from $1,378,912 to $1,068,657; (ii) Mr. Liberman, a reduction from $717,035 to $591,554; (iii) Mr. Young, a reduction from $568,111 to $482,895; and (iv) Mr. Meyer, a reduction from $515,000 to $437,750. On December 3, 2020, we reinstated the annual base salaries of each of those Named Executive Officers to their previous levels, effective as of January 1, 2021. Additionally, on December 15, 2020, each of the Named Executive Officers other than Mr. Saldívar received a one-time payment equaling the difference between (i) his actual salary compensation earned between April 16, 2020 and December 31, 2020 and (ii) the amount he would have earned in salary compensation during that period based on his salary immediately prior to the April 2020 reduction. The one-time payments were as follows: (i) Mr. Ulloa, a payment of $219,764; (ii) Mr. Liberman, a payment of $88,882; (iii) Mr. Young, a payment of $60,362; and (iv) Mr. Meyer, a payment of $54,719.

Bonus

Similarly as discussed above with respect to base salary, the Committee believes that we should provide cash bonus compensation to our executive officers that is sufficiently high to attract and retain a strong management team and reflects the individual executive’s responsibilities and service to the company, value to the company, experience and past performance. Bonuses granted to our executive officers are also established, in part, pursuant to the terms of their respective employment agreements.

Under the terms of the 2020 Ulloa Agreement, Mr. Ulloa is eligible to receive an annual cash bonus of up to 100% of his then-applicable base salary pursuant to such factors, criteria or annual bonus plan(s) of the company, as determined by the Committee from time to time. The Committee has the discretion to determine, on either a prospective or retrospective basis, the factors, criteria or annual bonus plan(s), including performance goals which must be met, if any, for such annual cash bonus to be paid to Mr. Ulloa for each applicable year of his employment agreement.

With respect to the bonus for 2020 for Mr. Ulloa under the 2020 Ulloa Agreement, the Committee primarily considered: (i) the performance and specific accomplishments of Mr. Ulloa during 2020; (ii) the company’s overall performance during 2020; and (iii) the aggregate bonuses received by Mr. Ulloa in prior years, including the fact that Mr. Ulloa had requested that the Committee refrain from granting the full amount of the bonus which he was eligible to receive in prior years. Following its review, the Committee granted a bonus to Mr. Ulloa in the amount of $275,000 with respect to calendar year 2020.

Bonuses for executive officers are recommended by our Chief Executive Officer and reviewed and approved by the Committee, in its sole discretion. Under the terms of the 2019 Young Agreement, Mr. Young is eligible to receive an annual bonus of up to 100% of his then-applicable base salary in the sole discretion of the Committee. Under the terms of the 2020 Liberman Agreement, Mr. Liberman is eligible to receive an annual bonus of up to 100% of his then-applicable base salary, in the sole discretion of the Committee. Under the terms of the 2019 Meyer Agreement, Mr. Meyer is eligible to receive quarterly bonuses for each of the first three quarters of each year in an amount up to $50,000 per quarter, in the event the company achieves net revenue levels to be determined by the company. Additionally, under the terms of the 2019 Meyer Agreement, Mr. Meyer is eligible to receive an annual bonus of up to $150,000, with each bonus payment subject to the company’s achievement of net revenue levels to be determined by the company, and up to an additional $600,000, in the event the company overachieves those financial targets. Under the terms of the 2020 Saldívar Agreement, Mr. Saldívar is eligible to receive an annual target bonus of $200,000 in the sole discretion of the Committee.

In April 2021, the Committee approved (i) a discretionary bonus in the amount of $161,400 to Mr. Young for calendar year 2020, (ii) a discretionary bonus in the amount of $205,500 to Mr. Liberman for calendar year 2020, (iii) to Mr. Meyer, a discretionary bonus in the amount of $100,000 for calendar year 2020 and a performance bonus in accordance with his employment agreement in the amount of $86,500 based upon the company’s achievement of certain net revenue targets in calendar year 2020, and (iv) a discretionary bonus in the amount of $161,400 to Mr. Saldívar for calendar year 2020. Factors considered by our Chief Executive Officer in recommending, and by the Committee in reviewing and approving, the discretionary bonuses included: (i) the performance and specific accomplishments of each of Messrs. Young, Liberman, Meyer and Saldívar and each of their respective departments during 2020; (ii) the company’s overall performance during 2020; and (iii) general competitive considerations, including retention purposes. The Committee relied substantially upon our Chief Executive Officer’s recommendation with respect to the amount of these bonuses and did not engage in specific benchmarking.

Equity Incentive Compensation

The Committee believes in linking long-term incentives to stock ownership. The Committee believes that the incentive of future stock ownership encourages employees to remain employed by the company and motivates them to use their best efforts at all times. In addition, the Committee believes that equity incentive compensation further enhances the alignment of the interests of our executive officers and other employees with those of our stockholders. In May 2004, our stockholders adopted the 2004 Plan, which replaced the 2000 Plan, and the 2004 Plan is our primary vehicle for offering equity incentive compensation to our directors, executive officers and other employees. In 2014, our stockholders approved an amendment to the 2004 Plan to extend the term of the plan until May 2024. The 2004 Plan is administered by the Committee, which determines the type and amount of grants, vesting requirements and other features and conditions of equity incentive compensation awards. Each of our Named Executive Officers is eligible to receive grants of stock options, restricted stock or other equity incentive grants under the 2004 Plan. We typically grant equity incentive awards to our executive officers and other key employees on an annual basis. We do not have specific stock ownership guidelines applicable to our executive officers.

We do not use any pre-determined formula in determining the amount of equity incentive grants that are granted to executive officers. We base the amount of equity incentive grants on such considerations as the level of experience and individual performance of such executive officer, the number of stock options or restricted stock units granted to such executive officer in previous grants, and general competitive considerations, including retention of each executive officer. The Committee relies substantially on our Chief Executive Officer to make specific recommendations regarding which individuals, including our Named Executive Officers, should receive equity incentive grants and the amounts of such grants, in recognition of the fact that our Chief Executive Officer is in the best position to evaluate which individuals are most likely to be motivated by such incentive compensation, and are most valuable to our performance and entitled to be rewarded, by such incentive compensation. The Committee believes that executives should be compensated for the services that they perform without regard to existing equity holdings, and typically does not take into account existing equity holdings of any Named Executive Officer.

As part of the Committee’s ongoing review and evaluation of equity incentive compensation, during 2020 the Committee reviewed our objectives regarding equity incentive compensation and the effectiveness of various forms of equity incentive grants with respect to these objectives. The Committee consulted with Frederic Cook, which prepared a report for the Committee’s review that compared our equity incentive compensation practices to a peer group of comparably-sized media companies and advised the Committee on various aspects of equity compensation policies and practices, including, among other things, types of equity incentive grants, appropriate vesting criteria and the equity incentive compensation policies and practices of other companies in our industry and generally. The Committee also sought the input of our Chief Executive Officer with respect to the appropriate pool of employees who should receive equity incentive grants, appropriate vesting criteria and the regulatory, tax and accounting effects of various forms of equity incentive grants. The Committee considered factors including, among other things: (i) the Committee’s objectives with respect to equity incentive compensation; (ii) general economic and specific industry conditions experienced by the company; (iii) the efforts and performance of the company’s executive officers and employees; (iv) various types of equity incentive awards; (v) various forms of vesting components, including time-based vesting and performance-based vesting; (vi) the appropriate length and frequency of time-based vesting components; (vii) aggregate share usage; and (viii) the regulatory, tax and accounting treatment of various types of equity incentive awards, including the effects of Accounting Standards Codification (“ASC”) 718, “Stock Compensation” issued by the Financial Accounting Standards Board. Following its review, the Committee determined that restricted stock units using time-based vesting criteria were an effective means of meeting our equity incentive compensation objectives for the 2020 fiscal year.

In December 2020, the Committee granted a total of 2,336,000 restricted stock units to our executive officers and other key employees, with 1,010,000, or 43%, of such amount being granted to our Named Executive Officers. These restricted stock units were awarded under the 2004 Plan, and each restricted stock unit entitles the recipient to receive one share of our Class A common stock for each restricted stock unit when the applicable vesting requirements are satisfied. These restricted stock units vest as follows: (i) 25% on December 20, 2020; (ii) 25% on December 20, 2021; (iii) 25% on December 20, 2022; and (iv) 25% on December 20, 2023; in each case, provided that the recipient is employed by us on such date.

Benefits and Perquisites

With limited exceptions, the benefits and perquisites provided to our executive officers, including our Named Executive Officers, are generally available to all of our employees. Exceptions include a monthly automobile allowance provided to certain executives, including our Named Executive Officers, and the cost of life insurance premiums for the benefit of certain of our Named Executive Officers. In addition, we provide, without cost to employees, a travel accident insurance policy that provides a travel accident benefit to all employees, with a greater accident benefit for executives than for non-executives. We also generally pay a portion of the health insurance premiums for our employees, and for certain executive officers, including our Named Executive Officers, we pay a greater amount or all of the health insurance premiums than the amount that we pay for employees in general.

Change in Control

Pursuant to our standard executive employment agreement, should there be a change in control of the company, including a change of control of the company where the executive officer is not offered continued employment as a senior executive or is required to move his residence outside of the metropolitan area provided in his then-current employment agreement, the executive officer will be entitled to receive all accrued salary and benefits through the date of termination, any discretionary bonus that has been approved by the Committee and a severance payment equal to one year of his then-current base salary.

The current employment agreements for each of our Named Executive Officers provide for this type of severance compensation, except as described as follows:

•

With respect to Mr. Ulloa, if, following a change in control of the company, Mr. Ulloa’s employment is terminated by us without cause, or is terminated by him for good reason (as each such term is defined in the 2020 Ulloa Agreement), he would be entitled to receive: (i) all accrued salary and bonuses through the date of termination; (ii) a lump sum severance payment in an amount equal to the sum of (x) three times his then-current base salary, plus (y) three times his average annual bonus for the three years preceding such termination; and (iii) continuation of all benefit coverage (or reimbursement for expenses incurred in collection with such benefit coverage) for a period of two years after such termination. In addition, upon any termination described above, there would be (i) immediate vesting of, and the lapse of all restrictions applicable to, all unvested stock options and any other equity incentives that vest solely based on the passage of time granted to Mr. Ulloa and outstanding immediately prior to the such termination; and (ii) vesting of any performance based equity incentives awarded to Mr. Ulloa and outstanding immediately prior to the such termination, such vesting to occur in accordance with the terms of the applicable award agreements and plans determined as if Mr. Ulloa’s employment with the company had not terminated.

•

With respect to Mr. Young, if his employment is terminated by us without cause or by Mr. Young for “good reason” (as each such term is defined in the 2019 Young Agreement), including a change of control of the company where Mr. Young is required to move the principal location at which his job duties will be based outside the greater Los Angeles, California area, Mr. Young would be entitled to receive all accrued salary and benefits through the date of termination, as well as a severance payment (the “Severance Payment”) equal to (i) Mr. Young’s then-current base salary, plus (ii) a prorated bonus amount equal to the product of: (x) the average annual bonuses received by Mr. Young for the two years preceding the year of such termination, multiplied by (y) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365. In addition, after a change is required to move the principal location at which his job duties will be based outside the greater Los Angeles, California area in control of the company, if Mr. Young is not offered continued employment as chief financial officer of the surviving or acquiring entity or the company terminates his employment at any time during the remainder of the term of the agreement for any reason other than for cause, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination; (ii) the Severance Payment; (iii) immediate vesting of, and lapse of all restrictions applicable to, all unvested and outstanding time-based equity incentive grants; and (iv) vesting of all unvested and outstanding performance-based equity incentive grants, at such time and in the event that any applicable performance-based criteria have been met under the terms of applicable award agreements as if Mr. Young had not terminated employment with the company and with the lapse of all restrictions applicable to vesting based on the passage of time.

•

With respect to Mr. Liberman, instead of receiving a severance payment equal to all accrued salary and benefits through the date of termination and one year of his then-current base salary, he would be entitled to receive a severance payment equal to (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to (a) one year of his then-current base salary, multiplied by (b) 1.5, (iii) a discretionary annual bonus for the calendar year prior to Mr. Liberman’s termination (if Mr. Liberman has not yet received any discretionary bonus for such calendar year) equal to the average of (a) the annual bonus received by Mr. Liberman for the calendar year preceding such prior calendar year and (b) the annual discretionary bonus received by the company’s Chief Financial Officer and General Counsel for such prior calendar year, and (iv) a prorated bonus amount equal to the product of: (a) the average of the annual bonuses received by Mr. Liberman for the two full calendar years preceding the year of such termination (including, if applicable, as calculated under the immediately preceding subsection (iii)), multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365. If Mr. Liberman’s employment is terminated by the company for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus or other compensation.

•

With respect to Mr. Meyer, instead of receiving a severance payment equal to all accrued salary and benefits through the date of termination and one year of his then-current base salary, he would be entitled to receive a severance payment equal to (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to (a) one year of his then-current base salary, multiplied by (b) 0.5, and (iii) a prorated bonus amount equal to the product of: (a) the quarterly bonus that Mr. Meyer would be entitled to receive had his employment not been terminated during the quarter for such quarterly bonus, multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar quarter, and the denominator of which is 90, and (iv) if the termination occurs in the fourth quarter of the year, a prorated bonus amount equal to the product of: (a) the annual bonus that Mr. Meyer would be entitled to receive had his employment not been terminated during the fourth quarter, multiplied by (b) a fraction, the numerator of which is the number of days during the year in which Mr. Meyer was employed by the company and the denominator of which is 365.

•	Mr. Saldívar is not entitled to any additional payments in the event of a change in control of the company.

Director Compensation

For directors who are also employees of the company, we do not provide additional compensation and such individuals are compensated only for their service as an officer or employee of the company, as the Committee believes that employee directors are adequately compensated for all of their responsibilities, including service as a director, through their compensation as employees.

Directors of the company who are not employees of the company are compensated for their services as follows: (i) an annual grant of restricted stock units under the 2004 Plan that has a grant date value of $80,000, with the grant to be made effective as of the date of the annual stockholder meeting; (ii) $65,000 per year, and for committee chairs, an additional cash retainer ($15,000 for the Audit Committee Chair, $10,000 for the Compensation Committee Chair and $10,000 for the Nominating/Governance Committee Chair); (iii) $1,250 for attendance at each Board meeting in person ($500 if telephonically); and (iv) $1,000 for attendance at each committee meeting in person ($500 if telephonically).

As part of the Committee’s ongoing review of director compensation, during 2020 the Committee consulted with Frederic Cook, which advised the Committee on various aspects of director equity compensation policies and practices. The Committee also sought the input of our Chairman and Chief Executive Officer, who, as an officer of the company, was not entitled to receive any compensation for his services as a director, with respect to the implementation of director equity incentive compensation. The Committee also considered the regulatory, tax and accounting effects of various forms of equity incentive grants. The Committee completed its review of director compensation in March 2020, and determined that while the existing director compensation policy was an effective means of meeting our director compensation objectives.

At the Board’s meeting on May 28, 2020, in accordance with the company’s director compensation policy, the Board as a whole granted 47,904 restricted stock units to each non-employee director for calendar year 2020. The restricted stock units vest on the earlier of (a) the first anniversary of the grant date or (b) the business day immediately preceding the date of the 2021 Annual Meeting, provided that the recipient is a member of the Board on such date. The underlying shares of Class A common stock relating to such restricted stock units shall be distributed to each such director at the time of termination of such director’s service with the company, other than with regard to Mr. Zevnik, who elected to receive such underlying shares upon vesting for the purposes of charitable giving. Additionally, in light of the COVID-19 pandemic and its effects on the company’s business, as well as on the advice of Frederic Cook regarding non-employee director compensation policies and practices of the Company and other publicly-traded companies, the Board reduced the annual cash retainer for each non-employee director for the 2020-2021 term by 20 percent (from $65,000 to $52,000) at its meeting on May 28, 2020. At the Board’s meeting on December 10, 2020, the Board reinstated the annual cash retainer for each non-employee director for the 2020-2021 director term to $65,000, retroactive to May 28, 2020, in accordance with the company’s director compensation policy. This decision was based on factors including new advice of Frederic Cook regarding non-employee director compensation policies and practices of the company and other publicly-traded companies, as well as our reinstatement of employee salaries to the amounts prior to the 2020 pandemic-related salary reduction and payment of a one-time bonus to employees to make up for salary compensation lost due to that salary reduction.

Tax Accounting and Treatment

Accounting for Stock-Based Compensation

Beginning January 1, 2006, we began accounting for stock-based payments, including awards granted under the 2004 Plan, in accordance with the requirements of ASC 718. For additional information regarding ASC 718, please refer to Note 2, “Summary of Significant Accounting Policies” in the Notes to Consolidated Financial Statements included in the 10-K.

Summary Compensation Table for Fiscal Year 2020, 2019 and 2018

Name and Principal Position	Year	Salary ($)		Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Walter F. Ulloa,	2020	$1,378,912		$275,000	$1,716,000	$—	$—	$—	$35,308	(3)	$3,405,220
Chief Executive Officer	2019	$1,313,250		$250,000	$1,076,000	$—	$—	$—	$35,308	(3)	$2,674,558
	2018	$1,275,000		$250,000	$1,085,000	$—	$—	$—	$35,308	(3)	$2,645,308

Christopher T. Young,	2020	$568,112		$161,400	$343,200	$—	$—	$—	$24,158	(4)	$1,096,870
Chief Financial Officer	2019	$551,565		$176,000	$201,750	$—	$—	$—	$24,158	(4)	$953,473
	2018	$525,300		$176,000	$170,500	$—	$—	$—	$24,158	(4)	$895,958

Jeffrey A. Liberman,	2020	$717,035		$205,500	$405,600	$—	$—	$—	$24,720	(5)	$1,352,855
President and Chief Operating Officer	2019	$682,890		$225,000	$242,100	$—	$—	$—	$24,720	(5)	$1,174,710
	2018	$663,000		$225,000	$248,000	$—	$—	$—	$24,720	(5)	$1,160,720

Karl a. Meyer,	2020	$515,000		$186,500	$343,200	$—	$—	$—	$20,308	(6)	$1,065,008
Chief Revenue Officer	2019	$318,269		$171,000	$201,750	$—	$—	$—	$11,846	(6)	$702,865

Juan Saldívar von Wuthenau	2020	$65,833	(7)	$161,400	$343,200	$—	$—	$—	$—		$570,433
Chief Digital, Strategy and Accountability Officer

(1)	Bonus amounts awarded to each Named Executive Officer were based on the satisfaction of factors set forth in their respective employment agreements, as described in the CD&A.
(2)

For a discussion of the assumptions used in the valuation of awards (estimated forfeitures are not considered for purposes of these computations and the full fair value is recognized in the year of grant), see Note 14 "Equity Incentive Plans" in the Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K, as filed with the SEC on April 12, 2021.

(3)	For each of 2020, 2019 and 2018, includes $24,000 as an automobile allowance and $11,308 for medical insurance premiums.
(4)	For each of 2020, 2019 and 2018, includes $12,000 as an automobile allowance, $11,308 for medical insurance premiums and $850 for life insurance premiums.
(5)	For each of 2020, 2019 and 2018, includes $12,000 as an automobile allowance, $11,308 for medical insurance premiums and $1,412 for life insurance premiums.
(6)	For 2020, includes $9,000 as an automobile allowance and $11,308 for medical insurance premiums. For 2019, includes $5,250 as an automobile allowance and $6,596 for medical insurance premiums.
(7)

In 2020, represents salary compensation since November 5, 2020, which is the effective date of the 2020 Saldívar Agreement. In 2020, there was an additional $549,271 in fees paid to SWS, of which Mr. Saldívar is owner and chief executive officer, in connection with a consulting agreement between the company and SWS.

Pay Ratio Disclosure

In August 2015, pursuant to a mandate under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC adopted a rule requiring annual disclosure of the ratio of the median employee’s annual total compensation to the total annual compensation of the chief executive officer.  Registrants were obligated to comply with the pay ratio rule for the first fiscal year beginning on or after January 1, 2017.

In order to determine the median employee, we prepared a list of all employees as of December 31, 2020. As permitted by SEC rules, for purposes of preparing this list for fiscal year 2020 we excluded:

•	all 177 of the employees of several entities collectively doing business as Cisneros Interactive (“Cisneros Interactive”), which we acquired during 2020; and
•	30 employees located in Brazil, Chile, Colombia, Costa Rica, Israel, the United Kingdom and Uruguay, comprising 3.5% of our total employees.

As a result of these permitted exclusions, we had a total of 832 employees on this list as of December 31, 2020.

We identified the median employee by examining the 2020 total cash compensation for all such individuals on this list, excluding our chief executive officer, who were employed by us on December 31, 2020 (whether employed on a full-time, part-time or seasonal basis). For such employees, we did not make any assumptions, adjustments or estimates with respect to total cash compensation, and we did not annualize the compensation for any full-time employees that were not employed by us for all of 2020. We applied a U.S. dollar exchange rate to the compensation elements paid to our employees in currencies other than the U.S. dollar.

Using reasonable estimates in accordance with SEC rules, we determined the compensation of our median employee by: (i) calculating the annual total compensation described above for each of our non-excluded employees; (ii) ranking the annual total compensation of all non-excluded employees, except for the chief executive officer, from highest to lowest; and (iii) identifying the employee who was the 416th person on that ranking (the “Median Employee”).

After identifying the Median Employee, we calculated annual total compensation for both employees using the same methodology we use for our named executive officers as set forth in “Summary Compensation Table for Fiscal Year 2020, 2019 and 2018” above, and then we calculated the average annual total compensation of those two employees.

As a result of the foregoing, the annual total compensation for fiscal year 2020 for our chief executive officer was $3,405,220 and for the Median Employee it was $42,883, resulting in a ratio of 79.4 to 1. Given the different methodologies that various public companies are using to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

Grants of Plan-Based Awards During 2020

									All Other	All Other
									Stock Awards:	Option Awards:
		Number of							Number of	Number of	Exercise or
		Non-Equity	Estimated Future Payouts Under Non-			Estimated Future Payouts Under			Shares of	Securities	Base Price	Grant Date
		Incentive Plan	Equity Incentive Plan Awards			Equity Incentive Plan Awards (1)			Stock or	Underlying	of Option	Fair Value
Name	Grant Date	Units Granted (#)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($ / Sh)	of Stock and Option Awards
Walter F. Ulloa	12/14/20	—	$—	$—	$—	550,000	550,000	550,000	—	—	$3.12	$3.12
Christopher T. Young	12/14/20	—	$—	$—	$—	110,000	110,000	110,000	—	—	$3.12	$3.12
Jeffrey A. Liberman	12/14/20	—	$—	$—	$—	130,000	130,000	130,000	—	—	$3.12	$3.12
Karl A. Meyer	12/14/20	—	$—	$—	$—	110,000	110,000	110,000	—	—	$3.12	$3.12
Juan Saldívar von Wuthenau	12/14/20	—	$—	$—	$—	110,000	110,000	110,000	—	—	$3.12	$3.12

(1)

Represents restricted stock unit awards which vest as follows: (i) 25.0% on December 20, 2020, provided the recipient is employed by the company on such date; (ii) 25.0% on December 20, 2021, provided the recipient is employed by the company on such date; (iii) 25.0% on December 20, 2022, provided the recipient is employed by the company on such date; and (iv) 25.0% on December 20, 2023, provided the recipient is employed by the company on such date.

Employment Agreements

Agreement with Walter F. Ulloa. Effective January 1, 2020, we entered into the 2020 Ulloa Agreement, pursuant to which he continues to serve as our Chairman and Chief Executive Officer. The 2020 Ulloa Agreement replaces a substantially similar agreement which was effective as of January 1, 2017 through December 31, 2019. The 2020 Ulloa Agreement is for a term that commenced on January 1, 2020 and terminates on December 31, 2022, and provides for an initial base salary of $1,378,912 per year.  Mr. Ulloa’s salary shall be reviewed at least annually by the Compensation Committee and, in that committee’s discretion, the base salary may be increased in subsequent years of the term of the agreement. Mr. Ulloa’s annual base salary is currently $1,378,913.

Mr. Ulloa is eligible to receive an annual bonus of up to 100% of his then-applicable base salary pursuant to such factors, criteria or annual bonus plan(s) of the company as determined by the Compensation Committee from time to time. Mr. Ulloa is also eligible to receive grants of stock options, restricted stock and other grants under the 2004 Plan, or any successor plan thereto, on the same terms as the company’s other executive officers.

If Mr. Ulloa’s employment is terminated by us without cause or is a constructive termination without cause, Mr. Ulloa will be entitled to receive: (i) all accrued salary and bonuses through the date of termination; (ii) a lump sum severance payment in an amount equal to the greater of (x) two times his then-current base salary or (y) the amount of his then-current base salary multiplied by a fraction, the numerator of which is the number of months remaining in the term of the agreement and the denominator of which is 12; (iii) an additional lump sum severance payment in an amount equal to two times his average annual bonus for the three years preceding such termination; (iv) continuation of all benefit coverage (or reimbursement for expenses incurred in collection with such benefit coverage) for a period of two years after such termination; (iv) immediate vesting of, and the lapse of all restrictions applicable to, all unvested stock options and any other equity incentives that vest solely based on the passage of time granted to such him and outstanding immediately prior to the such termination; and (v) vesting of any performance based equity incentives awarded to him and outstanding immediately prior to the such termination, such vesting to occur in accordance with the terms of their applicable award agreements and plans determined as if such Mr. Ulloa’s employment with the company had not terminated. If a termination without cause follows a change of control of the company or is initiated by Mr. Ulloa for good reason, as specified in the agreement, Mr. Ulloa shall be entitled to receive the amounts specified in the first sentence of this paragraph; provided, however, that in lieu of the amount specified in clause (ii) of such sentence, Mr. Ulloa shall be entitled to receive a lump sum severance payment in an amount equal to three times the sum of his then-current base salary, and in lieu of the amount specified in clause (iii) of such sentence, Mr. Ulloa shall be entitled to receive a lump sum severance payment in an amount equal to three times his average annual bonus for the three years preceding such termination. If Mr. Ulloa’s employment is terminated by the company for cause, all payments under Mr. Ulloa’s agreement shall cease, except for all accrued salary and bonuses through the date of termination.

The employment agreements that we have entered into with our other Named Executive Officers are substantially similar to each other and are summarized below.

Agreement with Christopher T. Young. Effective January 1, 2019, we entered into the 2019 Young Agreement, pursuant to which he continues to serve as our Chief Financial Officer and Treasurer. The agreement replaces a substantially similar agreement which was effective as of January 1, 2016 through December 31, 2018. The 2019 Young Agreement provides for an initial base salary of $551,565 per year, which may be increased in the discretion of the Compensation Committee. The agreement with Mr. Young expires on December 31, 2021. Mr. Young’s annual base salary is currently $568,112.

Mr. Young is eligible to receive an annual bonus, in the discretion of the Compensation Committee, of up to 100% of his then-applicable base salary. Mr. Young is also eligible to receive equity incentive grants under the 2004 Plan, or any successor plan thereto, in the discretion of the Compensation Committee.

If Mr. Young’s employment is terminated by us without cause or by Mr. Young for good reason (as each such term is defined in the 2019 Young Agreement), including a change of control of the company where Mr. Young is required to move the principal location at which his job duties will be based outside the greater Los Angeles, California area, Mr. Young would be entitled to receive all accrued salary and benefits through the date of termination, as well as a severance payment (the “Severance Payment”) equal to (i) Mr. Young’s then-current base salary, plus (ii) a prorated bonus amount equal to the product of: (x) the average annual bonuses received by Mr. Young for the two years preceding the year of such termination, multiplied by (y) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365. In addition, after a change in control of the company, if Mr. Young is not offered continued employment as chief financial officer of the surviving or acquiring entity or the company terminates his employment at any time during the remainder of the term of the agreement for any reason other than for cause, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination; (ii) the Severance Payment; (iii) immediate vesting of, and lapse of all restrictions applicable to, all unvested and outstanding time-based equity incentive grants; and (iv) vesting of all unvested and outstanding performance-based equity incentive grants, at such time and in the event that any applicable performance-based criteria have been met under the terms of applicable award agreements as if Mr. Young had not terminated employment with the company and with the lapse of all restrictions applicable to vesting based on the passage of time. If Mr. Young’s employment is terminated by us for cause (as such term is defined in the 2019 Young Agreement), Mr. Young will be entitled to receive only any accrued salary and benefits through the date of termination, and shall be ineligible for any bonus.

Agreement with Jeffery A. Liberman. Effective March 1, 2020, we entered into the 2020 Liberman Agreement, pursuant to which he continues to serve as our President and Chief Operating Officer. The 2020 Liberman Agreement replaces a substantially similar agreement, which was effective as of March 1, 2017 through February 29, 2020. The 2020 Liberman Agreement provides for an initial base salary of $717,035 per year, which may be increased in the discretion of the Compensation Committee. The agreement with Mr. Liberman expires on February 28, 2023. Mr. Liberman’s annual base salary is currently $717,035.

Mr. Liberman is eligible to receive an annual bonus, in the discretion of the Compensation Committee, of up to 100% of his then-applicable base salary. Mr. Liberman is also eligible to receive equity incentive grants under the 2004 Plan, or any successor plan thereto, in the discretion of the Compensation Committee.

If Mr. Liberman’s employment is terminated by us without cause or by Mr. Liberman for good reason, including a change of control of the company where Mr. Liberman is not offered continued employment as a senior executive or is required to move his residence outside the greater Los Angeles, California area, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to one year of his then-current base salary multiplied by 1.5, payable in 12 equal monthly payments, (iii) a discretionary annual bonus for the calendar year prior to Mr. Liberman’s termination (if Mr. Liberman has not yet received any discretionary bonus for such calendar year) equal to the average of (a) the annual bonus received by Mr. Liberman for the calendar year preceding such prior calendar year and (b) the annual discretionary bonus received by the Company’s Chief Financial Officer and General Counsel for such prior calendar year, and (iv) a prorated bonus amount equal to the product of: (a) the average of the annual bonuses received by Mr. Liberman for the two full calendar years preceding the year of such termination (including, if applicable, as calculated under the immediately preceding subsection (iii)), multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar year, and the denominator of which is 365.

Mr. Liberman’s receipt of this severance payment is conditioned upon his execution of a customary form of release whereby he waives all claims arising out of his employment and termination of employment. If Mr. Liberman’s employment is terminated by us for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus.

Agreement with Karl A. Meyer. Effective May 13, 2019, we entered into the 2020 Meyer Agreement, pursuant to which he serves as our Chief Revenue Officer. The 2020 Meyer Agreement provides for an initial base salary of $500,000 per year, which may be increased in the discretion of the Compensation Committee. The agreement with Mr. Meyer expires on April 30, 2022. Mr. Meyer’s annual base salary is currently $515,000.

Mr. Meyer is eligible to receive up to $50,000 quarterly bonuses for each of the first three quarters of each year and an annual bonus of up to $150,000, with each bonus payment subject to the company’s achievement of certain financial targets, and up to an additional $600,000, in the event the company overachieves those financial targets. Mr. Meyer is also eligible to receive equity incentive grants under the 2004 Plan, or any successor plan thereto, in the discretion of the Compensation Committee.

If Mr. Meyer’s employment is terminated by us without cause or by Mr. Meyer for good reason, including a change of control of the company where Mr. Meyer is not offered continued employment as a senior executive or a requirement to move the principal location at which his job duties will be based outside the greater Los Angeles, California area, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination, (ii) a severance payment equal to (a) one year of his then-current base salary, multiplied by (b) 0.5, (iii) a prorated bonus amount equal to the product of: (a) the quarterly bonus that Mr. Meyer would be entitled to receive had his employment not been terminated during the quarter for such quarterly bonus, multiplied by (b) a fraction, the numerator of which is the number of days preceding such termination in the then-current calendar quarter, and the denominator of which is 90, and (iv) if the termination occurs in the fourth quarter of the year, a prorated bonus amount equal to the product of: (a) the annual bonus that Mr. Meyer would be entitled to receive had his employment not been terminated during the fourth quarter, multiplied by (b) a fraction, the numerator of which is the number of days during the year in which Mr. Meyer was employed by the company and the denominator of which is 365.

Mr. Meyer’s receipt of this severance payment is conditioned upon his execution of a customary form of release whereby he waives all claims arising out of his employment and termination of employment. If Mr. Meyer’s employment is terminated by us for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus.

Agreement with Juan Saldívar. Effective November 5, 2020, we entered into the 2020 Saldívar Agreement, pursuant to which he serves as our Chief Digital, Strategy and Accountability Officer. The 2020 Saldívar Agreement provides for an initial base salary of $395,000 per year, which may be increased in the discretion of the Compensation Committee. The agreement with Mr. Saldívar expires on December 31, 2023. Mr. Saldívar’s annual base salary is currently $395,000.

Mr. Saldívar is eligible to receive an annual target bonus, in the discretion of the Compensation Committee, of $200,000. Mr. Saldívar is also eligible to receive equity incentive grants under the 2004 Plan, or any successor plan thereto, in the discretion of the Compensation Committee.

If Mr. Saldívar’s employment is terminated by us without cause, he will be entitled to receive: (i) all accrued salary and benefits through the date of termination, and (ii) a severance payment equal to his then-current base salary.

Mr. Saldívar’s receipt of this severance payment is conditioned upon his execution of a customary form of release whereby he waives all claims arising out of his employment and termination of employment. If Mr. Saldívar’s employment is terminated by us for cause, he will only be entitled to receive accrued salary and benefits through the date of termination and shall be ineligible for any bonus.

Equity Awards

On December 14, 2020, we granted restricted stock units to each of our Named Executive Officers.  The restricted stock units were awarded under the 2004 Plan, and each unit entitles the recipient to receive one share of the company’s Class A common stock for each restricted stock unit when the applicable vesting requirements are satisfied. The restricted stock units vest as follows: (i) twenty-five percent (25%) on December 20, 2020, provided the recipient is employed by the company on such date; (ii) twenty-five percent (25%) on December 20, 2021, provided the recipient is employed by the company on such date; (iii) twenty-five percent (25%) on December 20, 2022, provided the recipient is employed by the company on such date; and (iv) twenty-five percent (25%) on December 20, 2023, provided the recipient is employed by the company on such date.

The specific grants to Named Executive Officers were as follows:

Name	Restricted Awards for Fiscal Year 2020
Walter F. Ulloa	550,000
Christopher T. Young	110,000
Jeffery A. Liberman	130,000
Karl A. Meyer	110,000
Juan Saldivar	110,000

Outstanding Equity Awards at Fiscal Year-End 2020

	Option Awards					Stock Awards
										Equity
			Equity					Equity Incentive		Incentive
			Incentive					Plan Awards:		Plan Awards:
			Plan Awards:				Market	Number of		Market or
	Number of	Number of	Number of			Number of	Value of	Unearned		Payout Value
	Securities	Securities	Securities			Shares or	Shares or	Shares, Units		of Unearned
	Underlying	Underlying	Underlying			Units of	Units of	or Other		Shares, Units
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That	Rights That		or Other
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not		Rights That
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested		Have Not
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)		Vested
Walter F. Ulloa	66,000	-	-	$1.67	04/04/22
	150,000	-	-	$1.92	02/21/23
								325,000	(1)	$893,750
								237,500	(2)	$653,125
								137,500	(3)	$378,125
Christopher T. Young

								60,000	(1)	$165,000
								46,250	(2)	$127,188
								27,500	(3)	$75,625
Jeffrey A. Liberman	33,000	-	-	$1.67	04/04/22
	66,000		-	$1.92	02/21/23
								75,000	(1)	$206,250
								55,000	(2)	$151,250
								32,500	(3)	$89,375
Karl A. Meyer

								46,250	(1)	$127,188
								46,250	(2)	$127,188
								27,500	(3)	$75,625

Juan Saldívar von Wuthenau	60,000	-	-	$1.78	12/22/21
	120,000		-	$1.92	02/21/23
								42,500	(1)	$116,875
								35,000	(2)	$96,250
								27,500	(3)	$75,625

(1)	Represents restricted stock unit awards which vest on December 20, 2021.
(2)	Represents restricted stock unit awards which vest on December 20, 2022.
(3)	Represents restricted stock unit awards which vest on December 20, 2023.

Option Exercises and Stock Vested at Fiscal Year-End 2020

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	on Exercise ($)	Vesting (#)	on Vesting ($)
Walter F. Ulloa	-	$-
			87,500	$259,000
			87,500	$259,000
			100,000	$296,000
			137,500	$407,000
Christopher T. Young	-	$-
			13,750	$40,700
			13,750	$40,700
			18,750	$55,500
			27,500	$81,400
Jeffrey A. Liberman	-	$-
			20,000	$59,200
			20,000	$59,200
			22,500	$66,600
			32,500	$96,200
Karl A. Meyer	-	$-
			18,750	$55,500
			27,500	$81,400
Juan Saldívar von Wuthenau	-	$-
			3,000	$8,880
			7,500	$22,200
			7,500	$22,200
			27,500	$81,400

Potential Payments Upon Termination or Change-In-Control

During 2020, all of the Named Executive Officers had provisions in their then-current employment agreements providing for payments upon certain types of termination of employment, including (with the exception of Mr. Saldívar) upon a change of control of the company.  For a description of those provisions, please see “Employment Agreements” above.

Director Compensation for Fiscal Year 2020

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (3)	Total ($)
Gilbert Vasquez	$94,750	$80,000	$—	$—	$—	$—	$174,750
Paul A. Zevnik	$73,750	$80,000	$—	$—	$—	$—	$153,750
Patricia Diaz Dennis	$90,250	$80,000	$—	$—	$—	$—	$170,250
Juan Saldívar von Wuthenau	$70,250	$80,000	$—	$—	$—	$549,271	$699,521
Martha Elena Diaz	$82,250	$80,000	$—	$—	$—	$—	$162,250
Arnoldo Avalos	$10,750	$-	$—	$—	$—	$—	$10,750
Fehmi Zeko	$79,250	$80,000	$—	$—	$—	$—	$159,250

(1)

For a discussion of the assumptions used in the valuation of awards (estimated forfeitures are not considered for purposes of these computations and the full fair value is recognized in the year of grant), see the notes to the consolidated financial statements included in our Annual Report on Form 10-K, as filed with the SEC on April 12, 2021.

(2)	On May 28, 2020, each referenced director was granted 47,904 restricted stock units at a grant fair value of $1.67. Such restricted stock units vest on May 26, 2021.
(3)	Represents fees paid to SWS in connection with a consulting agreement between the company and SWS, of which Mr. Saldívar is owner and chief executive officer.

REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Our Board has adopted a Related Party Transaction Policy that provides for the review and approval of all related party transactions, which are generally defined under the policy as any transaction required to be disclosed under Item 404(a) of Regulation S-K. This written policy is supplemented by other written policies including our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Chief Executive Officer and Senior Financial Officers and the Audit Committee’s charter, as well as certain provisions of the Delaware General Corporation Law.

Under our Related Party Transaction Policy, the Audit Committee reviews the material facts relating to all related party transactions that require the Audit Committee’s approval and considers whether to approve of our entry into the related party transaction, subject to certain exceptions. In determining whether to approve a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate:

•	the related person’s interest and involvement in the interested transaction;
•	the approximate dollar value of the amount involved in the interested transaction;
•	the approximate dollar value of the amount of the related person’s interest in the interested transaction without regard to the amount of any profit or loss;
•	whether the interested transaction was undertaken in the ordinary course of business of the company;
•

whether the interested transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the company than terms that could have been reached with an unrelated third party;

•	the purpose of, and the potential benefits to the company of, the interested transaction; and
•

any other information regarding the interested transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

No one of these factors is dispositive. Our Related Party Transaction Policy also provides that no director shall participate in any approval of a related party transaction for which he or she is a related party, and that the director will provide all material information concerning the transaction to the Audit Committee.

Under our Related Party Transaction Policy, certain transactions are deemed to be pre-approved by the Audit Committee, even if the aggregate amount involved exceeds $120,000.  These transactions include:

•	Employment of executive officers;
•	Director compensation;
•	Transactions where all stockholders receive proportional benefits;
•	Certain transactions involving the purchase of advertising from us at market rates and on such other terms as are consistent with those obtainable in arms-length transactions; and
•	Transactions involving competitive bids.

On an annual basis, each director and executive officer of the company must complete a Director and Officer Questionnaire that, among other things, requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire submitted by a director or executive officer is reviewed and considered by the Board in making independence determinations with respect to directors and resolving any conflicts of interest that may arise.

In addition, our directors and executive officers are expected to disclose to the Audit Committee and our General Counsel the material facts of any transaction that could be considered a related party transaction promptly upon gaining knowledge of the transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with Univision.  Substantially all of our television stations are Univision- or UniMás-affiliated television stations. Our network affiliation agreement with Univision provides certain of our owned stations the exclusive right to broadcast Univision’s primary network and UniMás network programming in their respective markets. Under our Univision network affiliation agreement, we retain the right to sell no less than four minutes per hour of the available advertising time on stations that broadcast Univision network programming, and the right to sell approximately four and a half minutes per hour of the available advertising time on stations that broadcast UniMás network programming, subject to adjustment from time to time by Univision.

Under the network affiliation agreement, Univision acts as our exclusive third-party sales representative for the sale of national advertising on our Univision- and UniMás-affiliate television stations, and we pay certain sales representation fees to Univision relating to sales of all advertising for broadcast on our Univision- and UniMás-affiliate television stations.

We also generate revenue under two marketing and sales agreements with Univision, which give us the right to manage the marketing and sales operations of Univision-owned Univision affiliates in six markets – Albuquerque, Boston, Denver, Orlando, Tampa and Washington, D.C.

Under the current proxy agreement we have entered into with Univision, we grant Univision the right to negotiate the terms of retransmission consent agreements for our Univision- and UniMás-affiliated television station signals. Among other things, the proxy agreement provides terms relating to compensation to be paid to us by Univision with respect to retransmission consent agreements entered into with Multichannel Video Programming Distributors (“MVPDs”). During the years ended December 31, 2020 and 2019, retransmission consent revenue accounted for approximately $36.8 million and $35.4 million, respectively, of which $26.8 million and $27.3 million, respectively, relate to the Univision proxy agreement. The term of the proxy agreement extends with respect to any MVPD for the length of the term of any retransmission consent agreement in effect before the expiration of the proxy agreement.

On October 2, 2017, we entered into the current affiliation agreement with Univision, which superseded and replaced our prior affiliation agreements with Univision.  Additionally, on the same date, we entered into the current proxy agreement and current marketing and sales agreements with Univision, each of which superseded and replaced the prior comparable agreements with Univision.  The term of each of these current agreements expires on December 31, 2026 for all of our Univision and UniMás network affiliate stations, except that each current agreement will expire on December 31, 2021 with respect to our Univision and UniMás network affiliate stations in Orlando, Tampa and Washington, D.C.

Univision currently owns approximately 11% of our common stock on a fully-converted basis. Our Class U common stock held by Univision has limited voting rights and does not include the right to elect directors. As the holder of all of our issued and outstanding Class U common stock, so long as Univision holds a certain number of shares, we may not, without the consent of Univision, merge, consolidate or enter into another business combination, dissolve or liquidate our company or dispose of any interest in any Federal Communications Commission license for any of our Univision-affiliated television stations, among other things. Each share of Class U common stock is automatically convertible into one share of Class A common stock (subject to adjustment for stock splits, dividends or combinations) in connection with any transfers of such shares of Class U common stock to a third party that is not an affiliate of Univision.

Transactions with Walter F. Ulloa. Mr. Ulloa is a director, officer and principal stockholder of LATV Networks, LLC (“LATV”). In April 2007, the Audit Committee and Board approved and authorized us to enter into an affiliation agreement with LATV. Pursuant to the affiliation agreement, we broadcast programming provided to us by LATV on one of the digital multicast channel of certain of our television stations. Under the affiliation agreement, there are no fees paid for the carriage of programming, and we generally retain the right to sell approximately five minutes per hour of available advertising time. This transaction was reviewed and approved by the Audit Committee and Board in accordance with our Related Party Transaction Policy.

Transactions with Juan Saldívar von Wuthenau. Mr. Saldívar is the owner and chief executive officer of SWS. He is also our Chief Digital, Strategy and Accountability Officer and a director. Effective November 5, 2020, we entered into a consulting agreement with SWS pursuant to which SWS provides consulting services to us in connection with certain strategic and operational matters. The consulting agreement expires on December 31, 2023, and prior to that date may be terminated by either party upon 60 days’ advance notice. Under the consulting agreement, we pay a monthly fee to SWS in the amount of $14,000. This amount is in addition to the compensation that Mr. Saldívar receives as an employee of the company.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this report by reference therein, and shall not be deemed to be soliciting material or otherwise deemed filed under either such Act.

The Audit Committee is currently comprised of three independent directors, all of whom are independent under the rules of the SEC and the NYSE. The duties and responsibilities of a member of the Audit Committee are in addition to his or her duties as a member of the Board. The Audit Committee operates under a written charter, a copy of which is available on the company’s corporate website. The Audit Committee met eight times and acted by written consent two times during 2020.

The Audit Committee’s primary duties and responsibilities are to:

•	engage the company’s independent registered public accounting firm;
•	monitor the independent registered public accounting firm’s independence, qualifications and performance;
•	pre-approve all audit and non-audit services;
•	monitor the integrity of the company’s financial reporting process and internal control systems;
•	provide an open avenue of communication among the independent registered public accounting firm, financial and senior management of the company and the Board;
•	monitor the company’s compliance with legal and regulatory requirements, contingent liabilities, risk assessment and risk management; and
•	review and approve all related party transactions under our Related Party Transactions Policy.

Management is responsible for the company’s internal controls and the financial reporting process. The company’s independent registered public accounting firm is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In carrying out these responsibilities, the Audit Committee monitored the scope and staffing of the company’s internal management group that was previously established by the company and held meetings with the company’s internal auditor regarding the progress and completion of the implementation of the company’s internal controls and the scope of their audit of such internal controls.

In overseeing the preparation of the company’s financial statements, the Audit Committee held meetings with the company’s internal auditor and independent registered public accounting firm, both in the presence of management and privately, to review and discuss all financial statements prior to their issuance and to discuss the overall scope and plans for their respective audits, the evaluation of the company’s internal controls and significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee discussed the audited statements with both management and the company’s independent registered public accounting firm. The Audit Committee has discussed with the company’s independent registered public accounting firm all matters required to be discussed under PCAOB Auditing Standards No. 1301 (Communications with Audit Committees).

With respect to the company’s independent registered public accounting firm, the Audit Committee received the written disclosures and the letter from BDO USA, LLP (“BDO”), as required by applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with BDO, among other things, its independence. The Audit Committee also reviewed and approved the audit and non-audit fees of that firm.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of the company’s audited financial statements in the 10-K for filing with the SEC.

Submitted by the Audit Committee:

Gilbert R. Vasquez, Chair
Patricia Diaz Dennis
Fehmi Zeko

AUDIT AND OTHER FEES

The following table summarizes the fees charged by BDO for the services rendered to the company and its subsidiaries in 2019 and 2020:

	Amount Billed and Paid
Type of Fee	Fiscal Year 2019	Fiscal Year 2020
Audit (1)	$1,300,000	$1,781,000
Audit Related	$-	$-
Tax (2)	$358,000	$965,000
All Other Fees	$-	$-
Total	$1,658,000	$2,746,000

(1)	Represents aggregate fees charged by BDO for annual audits, including the audits of internal control over financial reporting, and quarterly reviews.
(2)	Represents aggregate fees charged by BDO for their professional services for tax compliance and preparation, tax consulting and advice, and tax planning.

Representatives of BDO are expected to attend the 2021 Annual Meeting, and are expected to be available to respond to appropriate questions.

INSTRUCTIONS TO ATTEND THE 2021 ANNUAL MEETING

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast on the Internet.

To participate in the 2021 Annual Meeting:

•	visit www.meetingcenter.io/269047515
•	enter the unique 15-digit control number included on your proxy card.
•	enter the meeting password, which is “EVC2021”.

You may begin to log into the meeting platform beginning at 9:30 a.m. Pacific Daylight Time (“PDT”) on May 27, 2021.  The 2021 Annual Meeting will commence promptly at 10:00 a.m. PDT.

You will need to use the 15-digit control number included on your proxy card in order to vote your shares in person or submit questions during the 2021 Annual Meeting. You will not need this code if you vote by proxy and do not wish to revoke your proxy and vote in person. If you do not have your 15-digit control number, you will be able to attend the meeting as a guest and listen to the meeting; however, without the control number you will not be able to vote in person or submit questions during the meeting.

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the 2021 Annual Meeting virtually on the Internet. In this case, please follow the instructions on the proxy card that you received.

If you hold your shares through an intermediary, such as a broker or other financial institution, you must register in advance to attend the 2021 Annual Meeting virtually on the Internet. To register to attend the 2021 Annual Meeting you must submit proof of your proxy power (legal proxy) reflecting your Entravision stock holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m. PDT on May 20, 2021. You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:	Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:	Computershare Entravision Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

Instructions on how to connect and participate in the 2021 Annual Meeting via the Internet (as well as how to demonstrate your ownership of Entravision stock) are also posted at https://www.entravision.com/investor/annual-meeting/, which we recommend you visit before the 2021 Annual Meeting to become familiar with overall requirements and the log-in process. You are also encouraged to check this web address prior to the 2021 Annual Meeting in case any changes occur in the instructions to attend the 2021 Annual Meeting, in which case we will post such updated information on that website and not by way of another notice to you.

The 2021 Annual Meeting will begin promptly at 10:00 a.m. PDT on May 27, 2021. The virtual meeting platform is fully supported across major browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Please note that Internet Explorer is not supported. Participants should ensure that they have a strong Wi-Fi connection at whatever location from which they intend to participate in the 2021 Annual Meeting. Participants should also give themselves sufficient time to log in and ensure that they can hear streaming audio prior to the start of the 2021 Annual Meeting. Participants may receive additional support by calling (888) 724-2416 (toll-free in the United States) or (781) 575-2748, or by clicking the help link on the meeting page.

If you wish to submit a question prior to the 2021 Annual Meeting, you may do so beginning at 9:00 a.m. PDT on May 25, 2021, until 11:59 p.m. PDT on May 26, 2021, by logging into www.meetingcenter.io/269047515 and entering your 15-digit control number. Once past the login screen, click on the question icon in the upper right corner of your screen, type in your question, and click ‘‘Submit.’’ Alternatively, if you want to submit a question “live” during the 2021 Annual Meeting, after you have successfully logged into the 2021 Annual Meeting on May 27, 2021, as described above, click on the question icon in the upper right corner of your screen, type your question in the “Ask a Question” field and click “Submit”.  You will only be able to ask a question during the 2021 Annual Meeting if you have logged in using your 15-digit control number.

For the benefit of all stockholders, our priority is to conduct the business set out in this proxy statement. We will not address any question that, among other things, is:

•	not directly related to the 2021 Annual Meeting;
•	repetitious or already made by other persons;
•	not of interest to the stockholders generally;
•	related to material non-public information;
•	related to personal grievances;
•	in reference to individuals or otherwise disrespectful;
•	in furtherance of personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting.

The Chairman or Secretary, in that person’s reasonable judgment, shall determine which questions are suitable for the conduct of the 2021 Annual Meeting. Additionally, we will not address any question relating to any proposal that was not previously submitted in compliance with SEC Rule 14a-8 or our bylaws.

— Please print your comments below. C Non-Voting Item

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals that may be proper subjects for inclusion in a proxy statement and for consideration at an annual meeting. In accordance with SEC Rule 14a-8, to be included in the proxy statement for our 2022 annual meeting of stockholders, stockholder proposals must be received by us no later than December 31, 2021.

Under our bylaws, stockholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline under SEC Rule 14a-8 for consideration for inclusion in the proxy statement. For a stockholder proposal to properly be brought before the 2022 annual meeting of stockholders it must be received by our Secretary no earlier than December 31, 2021 nor later than January 30, 2022 and must also comply with the procedures outlined in our bylaws. Our bylaws are available at https://www.entravision.com/investor/.

ANNUAL REPORT ON FORM 10-K

We filed the 10-K with the SEC on April 12, 2021. A copy of the Annual Report, which incorporates the 10-K without exhibits, has been mailed or otherwise provided to all Record Date stockholders along with this proxy statement. Stockholders may obtain additional copies of the Annual Report and/or the 10-K and the exhibits thereto, without charge, by writing to us at our principal executive offices at 2425 Olympic Boulevard, Suite 6000 West, Santa Monica, California 90404, Attention: Secretary. Copies of the 10-K may also be obtained from our website at https://investor.entravision.com.

OTHER MATTERS

Management does not know of any matters to be presented at the 2021 Annual Meeting other than those set forth herein and in the Notice accompanying this proxy statement. If a stockholder vote is necessary to transact any other business at the 2021 Annual Meeting, the proxyholders intend to vote their proxies in accordance with their best judgment related to such business.

It is important that your shares be represented at the 2021 Annual Meeting, regardless of the number of shares that you hold. THEREFORE, YOU ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2021 Annual Meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By Order of the Board of Directors,

Walter F. Ulloa
Chairman and Chief Executive Officer

April 30, 2021

Santa Monica, California

- Paul A. Zevnik 03 - Gilbert R. Vasquez 04 - Patricia Diaz Dennis 05 - Juan Saldivar von Wuthenau 06 - Martha Elena Diaz 07 - Fehmi Zeko 01 02 03 04 05 06 07 Mark here to vote FOR all nominees 1 U P X For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. Mark here to WITHHOLD vote from all nominees Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 038NKE + + Proposals — The Board of Directors recommend A a vote FOR all the nominees listed and FOR proposal 2. 2. Approval of the advisory (non-binding) resolution relating to executive compensation. 1. Election of Directors to serve for a term ending at the 2021 Annual Meeting of Stockholders or until a successor is duly elected and qualified. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature

APPENDIX A

ENTRAVISION COMMUNICATIONS CORPORATION
2004 EQUITY INCENTIVE PLAN

1.	Purpose, History and Effective Date.
(a)

Purpose.  The Entravision Communications Corporation 2004 Equity Incentive Plan has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, employees, directors or consultants and (ii) to increase stockholder value. The Plan will provide participants incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock or receive monetary payments based on the value of such common stock on the potentially favorable terms that this Plan provides.

(b)

History.  Prior to the effective date of this Plan, the Company had in effect the 2000 Plan, which was originally effective June 12, 2000.  Upon stockholder approval of this Plan, no new awards will be granted under the 2000 Plan.

(c)	Effective Date. This Plan will become effective, and Awards may be granted under this Plan, on and after the Effective Date. This Plan will terminate as provided in Section 14.
2.	Definitions. Capitalized terms used in this Plan have the following meanings:
(a)	“2000 Plan” means the Entravision Communications Corporation 2000 Omnibus Equity Incentive Plan.
(b)	“Affiliate” has the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act or any successor rule or regulation thereto.
(c)	“Award” means a grant of Options, Stock Appreciation Rights, Performance Shares, Performance Units, Restricted Stock, Restricted Stock Units or Dividend Equivalent Units.
(d)	“Award Agreement” means a written agreement, contract, or other instrument or document evidencing the grant of an Award in such form as the Committee determines.
(e)	“Board” means the Board of Directors of the Company.
(f)	“Change of Control” means the occurrence of any one of the following events:
(i)

the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by Persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(ii)	the sale, transfer or other disposition of all or substantially all of the Company’s assets;
(iii)

a change in the composition of the Board, as a result of which fewer than fifty percent (50%) of the incumbent directors are directors who either (A) had been directors of the Company on the date twenty-four (24) months prior to the date of the event that may constitute a Change of Control (the “original directors”) or (B) were elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved; or

(iv)

any transaction as a result of which any Person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting securities.  For purposes of this paragraph (iv), the term “Person” shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary and (B) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.

A transaction shall not constitute a Change of Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

(g)	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.
(h)	“Committee” means the Compensation Committee of the Board (or a successor committee with the same or similar authority).
(i)	“Company” means Entravision Communications Corporation, a Delaware corporation, or any successor thereto.
(j)	“Director” means a member of the Board, and “Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.
(k)	"Disability" has the meaning ascribed to the term in Code Section 22(e)(3), as determined by the Committee.
(l)	“Disinterested Persons” means the non-employee directors of the Company within the meaning of Rule 16b-3 as promulgated under the Exchange Act.
(m)	“Dividend Equivalent Unit” means the right to receive a payment equal to the cash dividends paid with respect to a Share.
(n)	“Effective Date” means the date the Company’s stockholders approve this Plan.
(o)

“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(p)

“Fair Market Value” means, per Share on a particular date, (i) if the Stock is listed for trading on the New York Stock Exchange, the last reported sales price on the date in question as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on the New York Stock Exchange, the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the last reported sales price on the date in question in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date the Stock is not quoted by any such organization, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee.

(q)	“Incentive Stock Option” means an Option that meets the requirements of Code Section 422.
(r)	“Option” means the right to purchase Shares at a specified price during a specified period of time.
(s)	“Participant” means an individual selected by the Committee to receive an Award, and includes any individual who holds an Award after the death of the original recipient.
(t)	“Performance Goals” means any goals the Committee establishes that relate to one or more of the following for such period as the Committee specifies:
(i)	Revenue;
(ii)	Earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA as adjusted);
(iii)	Income before income taxes and minority interests;
(iv)	Operating income;
(v)	Pre- or after-tax income;
(vi)	Average accounts receivable;
(vii)	Cash flow;
(viii)	Cash flow per share;
(ix)	Net earnings;
(x)	Basic or diluted earnings per share;
(xi)	Return on equity;
(xii)	Return on assets;
(xiii)	Return on capital;
(xiv)	Growth in assets;
(xv)	Economic value added;
(xvi)	Share price performance;
(xvii)	Total stockholder return;
(xviii)	Improvement or attainment of expense levels;
(xix)	Market share or market penetration;
(xx)	Business expansion, and/or acquisitions or divestitures.

The Committee may specify at the time an Award is made that the Performance Goals are to be measured for an individual, the Company, for the Company on a consolidated basis, for any one or more Affiliates or divisions of the Company and/or for any other business unit or units of the Company, and/or that the Performance Goals are to be measured either in absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.  In the case of Awards that the Committee determines will not be considered

“performance‑based compensation” under Code Section 162(m), the Committee may establish other Performance Goals not listed in this Plan.

(u)	“Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.
(v)	“Performance Units” means the right to receive a payment, based on a number of units with a specified value, to the extent Performance Goals are achieved.
(w)	“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 14(d) and 15(d) thereof.
(x)	“Plan” means this Entravision Communications Corporation 2004 Equity Incentive Plan, as may be amended from time to time.
(y)

“Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

(z)

“Restricted Stock Unit” means the right to receive a payment which right may vest upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service, with each unit having a value equal to the Fair Market Value of one or more Shares, or the average of the Fair Market Value of one or more Shares over such period as the Committee specifies.

(aa)

“Retirement” means, unless the Committee determines otherwise in an Award Agreement, termination of employment from the Company and its Affiliates on or after age 65 with five (5) years of continuous service with the Company and its Affiliates.

(bb)	“Rule 16b-3” means Rule 16b-3 as promulgated by the United States Securities and Exchange Commission under the Exchange Act.
(cc)	“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.
(dd)	“Share” means a share of Stock.
(ee)	“Stock” means the Class A common stock of the Company.
(ff)	“Stock Appreciation Right” or “SAR” means the right to receive a payment equal to the appreciation of the Fair Market Value of a Share during a specified period of time.
(gg)

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each such corporation owns stock possessing fifty percent (50%) or more of the total combined voting power in one of the other corporations in the chain.

3.	Administration.
(a)

Committee Administration.  In addition to the authority specifically granted to the Committee in this Plan, the Committee has full discretionary authority to administer this Plan, including but not limited to the authority to (i) interpret the provisions of this Plan, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan, such Award or such Award Agreement into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan.   All decisions, interpretations and other actions of the Committee shall be final and binding on all Participants and any other individual with a right under the Plan or under any Award.

(b)

Delegation to Other Committees or CEO. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to the Chief Executive Officer of the Company, any or all of the authority and responsibility of the Committee. However, no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised. The Board also may delegate to another committee of the Board consisting entirely of Non-Employee Directors any or all of the authority and responsibility of the Committee with respect to individuals who are Section 16 Participants. If the Board or Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or the Chief Executive Officer to the extent of such delegation.

(c)

Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Board and the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution of any such action, suit or proceeding a Committee or Board member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee or Board member undertakes to handle and defend it on such member’s own behalf.

4.

Eligibility.  The Committee may designate any of the following as a Participant from time to time: any officer or other employee of the Company or any of its Affiliates, an individual that the Company or an Affiliate has engaged to become an officer or other employee, a Non-Employee Director, or a consultant or advisor who provides bona fide services to the Company or an Affiliate as an independent contractor.  The Committee’s designation of a Participant in any year will not require the Committee to designate such person to receive an Award in any other year.  Notwithstanding the foregoing, a Non-Employee Director automatically will be a Participant with respect to the automatic grants described in Section 7(b).

5.

Types of Awards.  Subject to the terms of this Plan, the Committee may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of Incentive Stock Options. Awards may be granted alone or in addition to, in tandem with, or in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate). Awards granted under the Plan shall be evidenced by an Award Agreement except to the extent the Committee provides otherwise.

6.	Shares Reserved under this Plan.
(a)

Plan Reserve.  Subject to adjustment as provided in Section 16, an aggregate of 10,000,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan.  The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards.  Notwithstanding the foregoing, the Company may issue only 10,000,000 Shares upon the exercise of Incentive Stock Options.

(b)

Replenishment of Shares Under this Plan.  If an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award, or if Shares are forfeited under an Award, then the Shares subject to such Award may again be used for new Awards under this Plan under Section 6(a), including issuance as Incentive Stock Options.  If Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, or if previously owned Shares are delivered to the Company in payment of the exercise price of an Award or the withholding taxes due as a result of the issuance or receipt of a payment or Shares under an Award, then such Shares may again be used for new Awards under this Plan under Section 6(a), but such Shares may not be issued pursuant to Incentive Stock Options.

(c)

Addition of Shares from Predecessor Plan.  After the Effective Date, if any Shares subject to awards granted under the 2000 Plan would again become available for new grants under the terms of such plan, then those Shares will be available for the purpose of granting Awards under this Plan, thereby increasing the number of Shares available for issuance under this Plan as determined under the first sentence of Section 6(a).  Any such Shares will not be available for future awards under the terms of the 2000 Plan after the Effective Date.

(d)

Participant Limitations.  Subject to adjustment as provided in Section 16, with respect to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m), no Participant may be granted Awards that could result in such Participant:

(i)

receiving in any calendar year Options for, and/or Stock Appreciation Rights with respect to, more than 500,000 Shares (reduced, in the initial calendar year in which this Plan is effective, by the number of options granted to a Participant under the 2000 Plan in such year, if any), except that Options and/or Stock Appreciation Rights granted to a new employee in the calendar year in which his or her employment commences may not relate to more than 1,000,000Shares;

(ii)	receiving in any calendar year Awards of Restricted Stock and/or Restricted Stock Units relating to more than 500,000Shares;
(iii)	receiving in any calendar year Awards of Performance Shares, and/or Awards of Performance Units (the value of which is based on the Fair Market Value of a Share), for more than 500,000 Shares; or
(iv)	receiving in any calendar year Awards of Performance Units (the value of which is not based on the Fair Market Value of a Share) that could result in a payment of more than $500,000.

With respect to Awards that are not intended to meet the requirements of performance-based compensation under Code Section 162(m), the Committee may grant Awards in excess of the limits described in this subsection (d), but only if such discretion would not cause Awards that are intended to be performance-based compensation under Code Section 162(m) from being treated as such.

7.

Options.  (a)  Discretionary Grants.  Except as provided in subsection (b) and subject to the terms of this Plan, the Committee will determine all terms and conditions of each Option, including but not limited to:

(i)

Whether the Option is an Incentive Stock Option, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; provided that in the case of an Incentive Stock Option, if the aggregate Fair Market Value (determined at the time of grant) of the Shares with respect to which all Incentive Stock Options are first exercisable by the Participant during any calendar year (under this Plan and under all other incentive stock option plans of the Company or any Affiliate that is required to be included under Code Section 422) exceeds $100,000, such Option automatically shall be treated as a nonqualified stock option to the extent this limit is exceeded.

(ii)	The number of Shares subject to the Option.
(iii)

The exercise price per Share, which may not be less than the Fair Market Value of a Share as determined on the date of grant; provided that (i) no Incentive Stock Option shall be granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary unless the exercise price is at least 110 percent of the Fair Market Value of a Share on the date of grant; and (ii) the exercise price may vary during the term of the Option if the Committee determines that there should be adjustments to the exercise price relating to achievement of Performance Goals and/or to changes in an index or indices that the Committee determines is appropriate (but in no event may the exercise price per Share be less than the Fair Market Value of a Share as determined on the date of grant).

(iv)

The terms and conditions of exercise, which may include a requirement that exercise of the Option is conditioned upon achievement of one or more Performance Goals or may provide for an acceleration of the exercisability upon the Participant’s death, Disability or Retirement.

(v)

The termination date, except that each Option must terminate no later than the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than the fifth (5th) anniversary of the date of grant.  Notwithstanding the foregoing, the Committee may extend the term of an Option for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the Option’s termination date.

(vi)	The exercise period following a Participant’s termination of employment or service.

In all other respects, the terms of any Incentive Stock Option should comply with the provisions of Code Section 422 except to the extent the Committee determines otherwise.

(b)	Automatic Grant to Non-Employee Directors.
(i)

Annual Grants.  Upon the conclusion of each regular annual meeting of the Company’s stockholders held each year, beginning with the meeting held in 2004, each Non-Employee Director who is initially elected as a member of the Board at such meeting, and each Non-Employee Director who will continue serving as a member of the Board thereafter, shall receive an Option for thirty thousand (30,000) Shares.  Such option shall be granted on the date of such meeting.

(ii)

Initial Grants.  Each Non-Employee Director who first becomes a member of the Board after the Effective Date and on a date other than the regular annual meeting of the Company’s stockholders as described in clause (i) above, shall receive a one-time grant of an Option for such number of Shares as is determined by multiplying thirty thousand (30,000) Shares by a fraction, the numerator of which is the number of months (calculated as 30 days) from the date the Non-Employee Director first joins the Board to the date of the next regularly-scheduled annual stockholders’ meeting and the denominator of which is twelve (12). Such Option shall be granted on the date when such Non-Employee Director first joins the Board.

(iii)	Exercisability. Options granted under this Section 7(b) shall become exercisable in full upon the earliest of:
(A)

the first (1st) anniversary of the date of grant provided the Non-Employee Director is a member of the Board on such date; provided that if the Non-Employee Director resigns from the Board for any reason other than those specified in clause (B) prior to the first (1st) anniversary of the grant date, a pro-rata portion of the Option (based on the ratio that the number of months (calculated as 30 days) that have elapsed since the grant date to the date of such resignation bears to twelve (12) shall become vested and exercisable;

(B)	the termination of such Non-Employee Director’s service because of death, Disability, or retirement at or after age 65; or
(C)	a Change of Control as specified in Section 16(c).
(iv)

Exercise Price.  The Exercise Price for each Option granted under this Section 7(b) shall be equal to the Fair Market Value of a Share on the date of grant.  The exercise price may be paid in cash, by tendering previously acquired Shares (that have been held for at least six months or acquired on the open market if so required to avoid an accounting expense to the Company), or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker‑dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.

(v)	Term. All Options granted under this Section 7(b) shall terminate on the earlier of:
(A)	the tenth (10th) anniversary of the date of grant; or
(B)	the date that is ninety (90) days after the termination of such Non-Employee Director’s service for any reason.
(vi)	Adjustment. Options granted under this Section 7(b) shall be subject to adjustment as provided in Section 16.
8.	Stock Appreciation Rights. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each SAR, including but not limited to:
(a)

Whether the SAR is granted independently of an Option or relates to an Option; provided that if an SAR is granted in relation to an Option, then unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion, that the related Option is exercisable and may be exercised or mature for all or part of the Shares subject to the related Option. Upon exercise of any number of SARs, the number of Shares subject to the related Option shall be reduced accordingly and such Option may not be exercised with respect to that number of Shares.  The exercise of any number of Options that relate to an SAR shall likewise result in an equivalent reduction in the number of Shares covered by the related SAR.

(b)	The number of Shares to which the SAR relates.
(c)	The grant price, provided that the grant price shall not be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant.
(d)

The terms and conditions of exercise or maturity, which may include a provision that accelerates the exercisability of the SAR upon the Participant’s death, Disability or Retirement.  Notwithstanding the foregoing, unless the Committee determines otherwise in the Award Agreement, if on the date when the SAR expires or otherwise terminates, the grant price for the SAR is less than the Fair Market Value of a Share, then the unexercised portion of the SAR that was exercisable immediately prior to such date shall automatically be deemed exercised.

(e)

The term, provided that an SAR must terminate no later than 10 years after the date of grant.  Notwithstanding the foregoing, the Committee may extend the term of an SAR for up to six (6) months beyond the tenth (10th) anniversary of the date of grant in the event a Participant dies prior to the SAR’s termination date.

(f)	Whether the SAR will be settled in cash, Shares or a combination thereof.
9.	Performance Awards. Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Performance Shares or Performance Units, including but not limited to:
(a)

The number of Shares and/or units to which such Award relates, and with respect to Performance Units, whether the value of each unit will be based on the Fair Market Value of one or more Shares, the average of the Fair Market Value of one or more Shares over such period as the Committee specifies, or such other value as the Committee specifies in the Award Agreement.

(b)	One or more Performance Goals that must be achieved during such period as the Committee specifies in order for the Participant to realize the benefit of such Award.

(c)	Whether all or a portion of the Performance Goals subject to an Award are deemed achieved upon a Participant’s death, Disability or Retirement.
(d)	With respect to Performance Units, whether to settle such Award in cash, Shares, or a combination of cash and Shares.
10.

Restricted Stock and Restricted Stock Unit Awards.    Subject to the terms of this Plan, the Committee will determine all terms and conditions of each award of Restricted Stock or Restricted Stock Units, including but not limited to:

(a)	The number of Shares and/or units to which such Award relates.
(b)

The period of time over which the restrictions imposed on Restricted Stock will lapse and the vesting of Restricted Stock Units will occur, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; provided that, subject to the provisions of Section 10(c), an Award that is subject to the achievement of Performance Goals must have a restriction or vesting period of at least one year, and an Award that is not subject to Performance Goals must have a restriction or vesting period of at least three years. Notwithstanding the foregoing, if the Committee determines in its sole discretion that an Award of Restricted Stock or Restricted Stock Units is granted to a Participant in lieu of cash compensation (including without limitation bonus cash compensation), the Committee may impose such restriction or vesting period on such Award as it determines.

(c)	Whether all or any portion of the restrictions or vesting schedule imposed on the Award will lapse or be accelerated upon a Participant’s death, Disability or Retirement.
(d)	With respect to Restricted Stock Units, whether to settle such Awards in cash, Shares, or a combination of cash and Shares.
(e)

With respect to Restricted Stock, the manner of registration of certificates for such Shares, and whether to hold such Shares in escrow pending lapse of the restrictions or to issue such Shares with an appropriate legend referring to such restrictions.

(f)

Whether dividends paid with respect to an Award of Restricted Stock will be immediately paid or held in escrow or otherwise deferred and whether such dividends shall be subject to the same terms and conditions as the Award to which they relate.

11.

Dividend Equivalent Units.  Subject to the terms and conditions of this Plan, the Committee will determine all terms and conditions of each award of Dividend Equivalent Units, including but not limited to whether such Award will be granted in tandem with another Award, and the form, timing and conditions of payment.

12.

Payment of Directors’ Fees in Options.  Subject to such restrictions as may be imposed by the Board, a Non-Employee Director may elect to receive all or any portion of his or her annual cash retainer payment from the Company in the form of Options.  The number of Options granted as a result of such election shall be determined by multiplying the amount of foregone cash compensation by four (4), and dividing such product by the Fair Market Value of a Share on the date the cash compensation would have otherwise been paid to the Non-Employee Director. Such Options shall be issued under and subject to the terms of this Plan.    An election under this Section 12 shall be filed with the Company on such form and in such manner as the Board determines.

13.	Transferability.

Awards are not transferable other than by will or the laws of descent and distribution, unless and to the extent the Committee allows a Participant to: (a) designate in writing a beneficiary to exercise the Award after the Participant’s death; or (b) transfer an Award.

14.	Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards.
(a)	Term of Plan. This Plan will terminate on the tenth anniversary of the Effective Date unless the Board or Committee earlier terminates this Plan pursuant to Section 14(b).
(b)	Termination and Amendment. The Board or the Committee may amend, suspend or terminate this Plan at any time, subject to the following limitations:
(i)

the Board must approve any amendment, suspension or termination of this Plan to the extent the Company determines such approval is required by: (A) action of the Board,  (B) applicable corporate law, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law;

(ii)

stockholders must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of any principal securities exchange or market on which the Shares are then traded, or (D) any other applicable law; and

(iii)

stockholders must approve any of the following Plan amendments: (A) an amendment to materially increase any number of Shares specified in Section 6(a) or 6(d) (except as permitted by Section 16); or (B) an amendment to the provisions of Section 14(e).

(c)

Amendment, Modification or Cancellation of Awards.  Except as provided in Section 14(e) and subject to the requirements of this Plan, the Committee may modify or amend any Award or waive any restrictions or conditions applicable to any Award or the exercise of the Award, and the terms and conditions applicable to any Awards may at any time be amended, modified or canceled by mutual agreement between the Committee and the Participant, so long as any amendment or modification does not increase the number of Shares issuable under this Plan (except as permitted by Section 16), but the Committee need not obtain Participant (or other interested party) consent for the cancellation of an Award pursuant to the provisions of Section 16(a) or the modification of an Award to the extent deemed necessary to comply with any applicable law or the listing requirements of any principal securities exchange or market on which the Shares are then traded, or to preserve favorable accounting treatment of any Award for the Company.

(d)

Survival of Authority and Awards.  Notwithstanding the foregoing, the authority of the Board and the Committee under this Section 14 will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)

Repricing Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Committee nor any other person may decrease the exercise price for any outstanding Option after the date of grant nor cancel or allow a Participant to surrender an outstanding Option to the Company as consideration for the grant of a new Option with a lower exercise price or the grant of another type of Award the effect of which is to reduce the exercise price of any outstanding Option.

(f)

Foreign Participation.  To assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Committee approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 14(b)(ii).

15.	Taxes.
(a)

Withholding Right. The Company is entitled to withhold the amount of any tax attributable to any amount payable or Shares deliverable under this Plan after giving the person entitled to receive such amount or Shares notice as far in advance as practicable, and the Company may defer making payment or delivery if any such tax may be pending unless and until indemnified to its satisfaction.

(b)

Use of Shares to Satisfy Tax Withholding.  The Committee may permit a Participant to satisfy all or a portion of the federal, state and local withholding tax obligations arising in connection with an Award by electing to (i) have the Company withhold Shares otherwise issuable under the Award, (ii) tender back Shares received in connection with such Award or (iii) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld. However, the amount to be withheld may not exceed the total minimum federal, state and local tax withholding obligations associated with the transaction to the extent required to avoid an expense on the Company’s financial statements. The election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Committee requires.

16.	Adjustment Provisions; Change of Control.
(a)

Adjustment of Shares.  If the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that the Committee determines an adjustment to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then, subject to Participants’ rights under Section 16(c), the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to this Plan (including the number and type of Shares described in Sections 6(a) and 6(d)), and which may after the event be made the subject of Awards under this Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award. In any such case, the Committee may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Committee effective at such time as the Committee specifies (which may be the time such transaction or event is effective), but if such transaction or event constitutes a Change of Control, then (A) such payment shall be at least as favorable to the holder as the amount the holder could have received in respect of such Award under Section 16(c) and (B) from and after the Change of Control, the Committee may make such a provision only if the Committee determines that doing so is necessary to substitute, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction or event in accordance with the last sentence of this subsection (a). However, in each case, with respect to Awards of Incentive Stock Options, no such adjustment may be authorized to the extent that such authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number.  Without limitation, subject to Participants’ rights under Section 16(c), in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Committee may substitute, on an equitable basis as the Committee determines, for each Share then subject to an Award, the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

(b)

Issuance or Assumption.  Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Committee may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.
(c)	Change of Control.
(i)

The Committee may specify, either in an Award Agreement or at the time of a Change of Control, whether an outstanding Award shall become vested and/or payable, in whole or in part, as a result of a Change of Control.

(ii)

If, in connection with the Change of Control, the Options and SARs issued under the Plan are not assumed, or if substitute Options and SARs are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Award prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including but not limited to the right of the Participant to receive shares upon exercise of the Option or SAR that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of an Option or SAR that is outstanding as of the date of the Change of Control shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s or SAR’s expiration date), to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option or SAR (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award.  If the Committee so determines prior to the Change of Control, any such Option or SAR that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

(iii)

If, in connection with the Change of Control, the Shares issued to a Participant as a result of the accelerated vesting or payment of a Restricted Stock Award, Performance Share Award, Restricted Stock Unit Award, Performance Unit Award or Dividend Equivalent Award under this subsection (c) are not registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then each holder of such Shares shall have the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control, to receive, in exchange for the surrender of such Shares an amount of cash equal to the greater of the Fair Market Value of a Share on the Change of Control date or the Fair Market Value of such Share on the date of surrender.

The provisions of Sections 16(c)(ii) and (iii) shall govern the treatment of awards made under the 2000 Plan in the event of a Change of Control, and the 2000 Plan is deemed amended accordingly.

(d)	Parachute Payment Limitation.
(i)	Scope of Limitation. This Section 16(d) shall apply to an Award only if:
(A)

the independent auditors most recently selected by the Board (the “Auditors”) determine that the after-tax value of such Award to the Participant, taking into account the effect of all federal, state and local income taxes, employment taxes and excise taxes applicable to the Participant (including the excise tax under Code Section 4999), will be greater after the application of this Section 16(d) than it was before the application of this Section 16(d); or

(B)

the Committee, at the time of making an Award under the Plan or at any time thereafter, specifies in writing that such Award shall be subject to this Section 16(d) (regardless of the after-tax value of such Award to the Participant).

If this Section 16(d) applies to an Award, it shall supersede any contrary provision of the Plan or of any Award granted under the Plan.

(ii)

Basic Rule.  Except as may be set forth in a written agreement by and between the Company and the holder of an Award, in the event that the Auditors determine that any payment or transfer by the Company under the Plan to or for the benefit of a Participant (a “Payment”) would be nondeductible by the Company for federal income tax purposes because of the provisions concerning “excess parachute payments” in Code Section 280G, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount.  For purposes of this Section 16(d), the “Reduced Amount” shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible by the Company because of Code Section 280G.

(iii)

Reduction of Payments.  If the Auditors determine that any Payment would be nondeductible by the Company because of Code Section 280G, then the Company shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount, and the Participant may then elect, in his or her sole discretion, which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount)  and shall advise the Company in writing of his or her election within ten (10) days of receipt of notice.  If no such election is made by the Participant within such ten (10) day period, then the Company may elect which and how much of the Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Payments equals the Reduced Amount) and shall notify the Participant promptly of such election.  For purposes of this Section 16(d), present value shall be determined in accordance with Code Section 280G(d)(4).  All determinations made by the Auditors under this Section 16(d) shall be binding upon the Company and the Participant and shall be made within sixty (60) days of the date when a Payment becomes payable or transferable.  As promptly as practicable following such determination and the elections hereunder, the Company shall pay or transfer to or for the benefit of the Participant such amounts as are then due to him or her under the Plan and shall promptly pay or transfer to or for the benefit of the Participant in the future such amounts as become due to him or her under the Plan.

(iv)

Overpayments and Underpayments.  As a result of uncertainty in the application of Code Section 280G at the time of an initial determination by the Auditors hereunder, it is possible that Payments will have been made by the Company that should not have been made (an “Overpayment”) or that additional Payments that will not have been made by the Company could have been made (an “Underpayment”), consistent in each case with the calculation of the Reduced Amount hereunder.  In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Participant which he or she shall repay to the Company, together with interest at the applicable federal rate provided in Code Section 7872(f)(2); provided, however, that no amount shall be payable by the Participant to the Company if and to the extent that such payment would not reduce the amount subject to taxation under Code Section 4999.  In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company to or for the benefit of the Participant, together with interest at the applicable federal rate provided in Code Section 7872(f)(2).

(v)	Related Corporations. For purposes of this Section 16(d), the term “Company” shall include affiliated corporations to the extent determined by the Auditors in accordance with Code Section 280G(d)(5).
17.	Miscellaneous.

(a)

Other Terms and Conditions.  The grant of any Award may also be subject to other provisions (whether or not applicable to the Award granted to any other Participant) as the Committee determines appropriate, including, without limitation, provisions for:

(i)

one or more means to enable Participants to defer the delivery of Shares or recognition of taxable income relating to Awards or cash payments derived from the Awards on such terms and conditions as the Committee determines, including, by way of example, the form and manner of the deferral election, the treatment of dividends paid on the Shares during the deferral period or a means for providing a return to a Participant on amounts deferred, and the permitted distribution dates or events (provided that if Shares would have otherwise been issued under an Award but for the deferral described in this paragraph, then such Shares shall be treated as if they were issued for purposes of Sections 6(a));

(ii)

the payment of the purchase price of Options by delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, or by delivery (including by fax) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker‑dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price;

(iii)

conditioning the grant or benefit of an Award on the Participant’s agreement to comply with covenants not to compete, not to solicit employees and customers and not to disclose confidential information that may be effective during or after the Participant’s employment or service, and/or provisions requiring the Participant to disgorge any profit, gain or other benefit received in connection with an Award as a result of the breach of such covenant;

(iv)

the automatic grant of a new Option (the “replenishment Option”) to a Participant who pays the exercise price of an existing Option in Shares; provided that the replenishment Option shall cover only that number of Shares that is used to pay the exercise price and shall expire at the same time as the original Option to which it relates;

(v)	restrictions on resale or other disposition of Shares, including imposition of a retention period; and
(vi)	compliance with federal or state securities laws and stock exchange requirements.
(b)

Employment or Service.  The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director.  Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(i)	a Participant who transfers employment between the Corporation and any Affiliate of the Company, or between the Company’s Affiliates, will not be considered to have terminated employment;
(ii)

a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)

a Participant who ceases to be employed by the Company or an Affiliate of the Company and immediately thereafter becomes a Non-Employee Director, a non-employee director of any Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

(iv)	a Participant employed by an Affiliate of the Company will be considered to have terminated employment when such entity ceases to be an Affiliate of the Company.
(c)

No Fractional Shares.  No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated.

(d)

Unfunded Plan.  This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors.

(e)

Requirements of Law and Securities Exchange.  The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith.  The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

(f)

Governing Law.  This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Delaware, without reference to any conflict of law principles.  The parties agree that the exclusive venue for any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any Award Agreement, shall be a court sitting in the County of Los Angeles, or the Federal District Court for the Central District of California sitting in the County of Los Angeles, in the State of California, and further agree that any such action may be heard only in a “bench” trial, and any party to such action or proceeding shall agree to waive its right to assert a jury trial.

(g)

Limitations on Actions.  Any legal action or proceeding with respect to this Plan, any Award or any Award Agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(h)

Construction.   Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply.  Title of sections are for general information only, and this Plan is not to be construed with reference to such titles.

(i)

Severability.  If any provision of this Plan or any Award Agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would disqualify this Plan, any Award Agreement or any Award under any law the Committee deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, Award Agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such Award Agreement and such Award will remain in full force and effect.

FIRST AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This First Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of May 1, 2006 by Entravision Communications Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan (the “Plan”).

WHEREAS, the Plan provides that, in certain circumstances after change of control of the Company, each holder of an option or stock appreciation right (“SAR”) has the right for the 30-day period following the change of control to surrender his or her option or SAR exchange for a cash payment;

WHEREAS, such change of control provision as applied to non-employee participants in the Plan may result in negative accounting treatment of options and SARs for the Company under new accounting standards; and

WHEREAS, the Company desires to amend the Plan to revise such provision in a manner that will avoid such negative accounting consequences.

1.

NOW THEREFORE BE IT RESOLVED, that effective as of May 1, 2006, Section 16(c)(ii) of the Plan be and hereby is amended to read in its entirety as set forth below.  All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

If, in connection with the Change of Control, the Options and SARs issued under the Plan are not assumed, or if substitute Options and SARs are not issued, or if the assumed or substituted awards fail to contain similar terms and conditions as the Award prior to the Change of Control or fail to preserve, to the extent applicable, the benefit to be provided to the Participant as of the date of the Change of Control, including but not limited to the right of the Participant to receive shares upon exercise of the Option or SAR that are registered for sale to the public pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission, then (1) each holder of an Option or SAR that is outstanding as of the date of the Change of Control who is an employee of the Company or any Subsidiary shall have the right, and (2) the Committee, in its sole discretion, may grant to a holder of an Option or SAR that is outstanding as of the date of the Change of Control who is not an employee of the Company or any Subsidiary the right, exercisable by written notice to the Company (or its successor in the Change of Control transaction) within 30 days after the Change of Control (but not beyond the Option’s or SAR’s expiration date), to receive, in exchange for the surrender of the Option or SAR, an amount of cash equal to the excess of the greater of the Fair Market Value of the Shares determined on the Change of Control date or the Fair Market Value of the Shares on the date of surrender covered by the Option or SAR (to the extent vested and not yet exercised) that is so surrendered over the purchase or grant price of such Shares under the Award.  If the Committee so determines prior to the Change of Control, any such Option or SAR that is not exercised or surrendered prior to the end of such 30-day period will be cancelled.

2.

All Other Provisions of the Plan Remain the Same.  Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

[remainder of page intentionally left blank]

To record the adoption of this Amendment by the Compensation Committee of the Board of Directors of the Company effective May 1, 2006, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

[Signature Page to First Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan]

SECOND AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This Second Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of July 13, 2006 by Entravision Communications Corporation, a Delaware corporation (the “Company”).  All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan (the “Plan”);

WHEREAS, the Plan currently provides for automatic grants of options to non-employee directors and a minimum three-year vesting period for restricted stock and restricted stock units; and

WHEREAS, the Company desires to amend the Plan to eliminate the automatic option grants for directors and to eliminate the three-year minimum vesting period for restricted stock and restricted stock units.

1.	NOW THEREFORE BE IT RESOLVED, that effective as of July 13, 2006, the Plan is hereby amended as follows:
(a)

The provisions of Section 7(b), which provides for the automatic grant of options to non-employee directors, shall no longer apply.  Any options granted pursuant to such section prior to the date hereof shall remain outstanding and shall remain subject to the terms of the Plan, including Section 7(b).

(b)	Section 10(b), relating to the vesting requirements for restricted stock and restricted stock units, shall read in its entirety as follows:

“The period of time over which the restrictions imposed on Restricted Stock will lapse and the vesting of Restricted Stock Units will occur, and whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies.”

2.

All Other Provisions of the Plan Remain the Same.  Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

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To record the adoption of this Amendment by the Compensation Committee of the Board of Directors of the Company effective July 13, 2006, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

[Signature Page to Second Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan]

THIRD AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This Third Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of April 23, 2014 (the “Effective Date”) by Entravision Communications Corporation, a Delaware corporation (the “Company”). All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan, as amended (the “Plan”);

WHEREAS, since the Plan’s adoption in 2004, there have been changes in tax law and other requirements applicable to the Plan; and

WHEREAS, these changes make it desirable to amend the terms of the Plan to clarify its interpretation and administration to avoid potentially adverse tax or accounting consequences.

1.	NOW THEREFORE BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:
(a)	The following sentence is added to the end of the definition of “Change of Control” in Section 2(f):

Notwithstanding the foregoing, with respect to an Award that is or may be considered deferred compensation subject to Code Section 409A, the definition of “Change of Control” herein shall be amended and interpreted in a manner that allows the definition to satisfy the requirements of a change of control under Code Section 409A solely for purposes of complying with the requirements of Code Section 409A.

(b)	The definition of “Fair Market Value” in Section 2(p) is amended and restated in its entirety to read as follows:

“Fair Market Value” means, per Share on a particular date, (i) if the Stock is listed for trading on the New York Stock Exchange, the last reported sales price on the date in question as reported in The Wall Street Journal, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (ii) if the Stock is not listed or admitted to trading on the New York Stock Exchange, the last reported sales price on the date in question on the principal national securities exchange on which the Stock is listed or admitted to trading, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale on such exchange; or (iii) if the Stock is not listed or admitted to trading on any national securities exchange, the last sales price on the date in question in the over-the-counter market reported by such reporting system as is then in use, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (iv) if on any such date the Stock is not reported on any such system, the last sales price on the date in question as furnished by a professional market making a market in the Stock selected by the Board for the date in question, or if no sales of Stock occur on the date in question, on the last preceding date on which there was a sale; or (v) if on any such date no market maker is making a market in the Stock, the price as determined in good faith by the Committee.

(c)	The following sentence is added to the end of Section 9 (Performance Awards):

Unless otherwise provided by the Committee, a Participant shall not be entitled to, and shall agree to waive or otherwise surrender, any rights to receive dividends or dividend equivalents paid with respect to Performance Shares or Performance Units valued in Shares until after the Performance Shares or Performance Units have been earned.

(d)	Section 14(f) is amended and restated in its entirety to read as follows:

(f)Repricing and Backdating Prohibited.  Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 16, neither the Committee nor any other person may decrease the exercise or grant price for any outstanding Option or SAR after the date of grant, cancel an outstanding Option or SAR in exchange for cash or other Awards (other than cash or other Awards with a value equal to the excess of the Fair Market Value of the Shares subject to such Option or SAR at the time of cancellation over the exercise or grant price for such Shares) or allow a Participant to surrender an outstanding Option or SAR to the Company as consideration for the grant of a new Option or SAR with a lower exercise price. In addition, the Committee may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Committee takes action to approve such Award.

(e)	New subsection (g) is added to Section 14 (Termination and Amendment of Plan; Amendment, Modification or Cancellation of Awards), reading in its entirety as follows:

(g)Recoupment.  Any Awards granted pursuant to the Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to (A) any recoupment, clawback, equity holding, stock ownership or similar policies adopted by the Company from time to time and (B) any recoupment, clawback, equity holding, stock ownership or similar requirements made applicable by law, regulation or listing standards to the Company from time to time.

(f)	New subsections (c) and (d) are added to Section 15 (Taxes), reading in their entirety as follows:

(c)No Guarantee of Tax Treatment. Notwithstanding any provisions of the Plan, the Company does not guarantee to any Participant or any other person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be obligated to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

(d)Participant Responsibility. If a Participant shall dispose of Stock acquired through exercise of an Incentive Stock Option within either (i) two years after the date the Option is granted or (ii) one year after the date the Option is exercised (i.e., in a disqualifying disposition), such Participant shall notify the Company within seven days of the date of such disqualifying disposition.

(g)	The first occurrence of the word “may” in Section 16(a) is replaced with the word “shall.”
(h)	The following sentences are added to the end of Section 17(b):

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant's termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

2.

All Other Provisions of the Plan Remain the Same. Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

[remainder of page intentionally left blank]

To record the adoption of this Amendment by the Compensation Committee of the Board of Directors of the Company effective as of the Effective Date, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

[Signature Page to Third Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan]

FOURTH AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This Fourth Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of May 21, 2014 (the “Effective Date”) by Entravision Communications Corporation, a Delaware corporation (the “Company”). All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan, as amended (the “Plan”);

WHEREAS, the Plan was originally adopted in 2004 with a reserve of 10,000,000 shares of Class A common stock of the Company (“Shares”), plus any Shares that subsequently became available for new grants under the terms of the Company’s 2000 Omnibus Equity Incentive Plan, and a ten year term that will expire on May 26, 2014;

WHEREAS, upon the recommendation of its Compensation Committee, the Board of Directors of the Company desires to amend the Plan to extend the term of the Plan until May 29, 2024, subject to stockholder approval of the extension of the term of the Plan; and

WHEREAS, the Board of Directors of the Company has recommended that this Amendment be submitted to the stockholders of the Company for approval at the Company’s 2014 annual meeting of stockholders, to be held on May 29, 2014.

1.	NOW THEREFORE BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:
(a)	The following sentences are added to the end of Section 1(b):

“This Plan originally became effective on May 26, 2004, the date on which it was first approved by the Company’s stockholders. An extension of the Plan was approved by the Board, subject to stockholder approval at the Company’s 2014 annual meeting of stockholders, to be held on May 29, 2014.”

(b)	The definition of “Effective Date” in Section 2(n) is amended and restated in its entirety to read as follows:

‘“Effective Date” means May 26, 2004, the date the Company’s stockholders originally approved this Plan.’

(c)	Section 14(a) is amended and restated in its entirety to read as follows:

“Term of Plan. Unless earlier terminated by the Board or the Committee pursuant to Section 14(b), this Plan will terminate on May 29, 2024.”

2.

All Other Provisions of the Plan Remain the Same. Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

To record the adoption of this Amendment by the Board of Directors of the Company effective as of the Effective Date, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

FIFTH AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This Fifth Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of April 27, 2021 (the “Effective Date”) by Entravision Communications Corporation, a Delaware corporation (the “Company”).  All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan, as amended (the “Plan”).

WHEREAS, there have been changes in tax law and practice since the Plan was adopted.

WHEREAS, these changes make it desirable to amend the Plan.

1.	NOW THEREFORE BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:
(a)	Section 7(a)(v) is amended and restated in its entirety to read as follows:

“The termination date, except that each Option must terminate no later than the tenth (10th) anniversary of the date of grant, and each Incentive Stock Option granted to any employee who, at the time the Option is granted, owns (directly or indirectly, within the meaning of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Subsidiary must terminate no later than the fifth (5th) anniversary of the date of grant.”

(b)	Section 8(e) is amended and restated in its entirety to read as follows:

“The term, provided that an SAR must terminate no later than 10 years after the date of grant.”

2.

All Other Provisions of the Plan Remain the Same.  Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

To record the adoption of this Amendment by the Board of Directors of the Company effective as of the Effective Date, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:	/s/ Walter F. Ulloa
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

APPENDIX B

SIXTH AMENDMENT

TO THE

ENTRAVISION COMMUNICATIONS CORPORATION

2004 EQUITY INCENTIVE PLAN

This Sixth Amendment to the Entravision Communications Corporation 2004 Equity Incentive Plan (“Amendment”) is made effective as of May 27, 2021 (the “Effective Date”) by Entravision Communications Corporation, a Delaware corporation (the “Company”).  All capitalized terms not defined in this Amendment shall be defined as set forth in the Plan.

WHEREAS, the Company maintains the Entravision Communications Corporation 2004 Equity Incentive Plan, as amended (the “Plan”).

WHEREAS, the Plan was originally adopted in 2004 with a reserve of 10,000,000 shares of Class A common stock of the Company (“Shares”), plus any Shares that subsequently became available for new grants under the terms of the Company’s 2000 Omnibus Equity Incentive Plan.

WHEREAS, the Board of Directors desires to increase the share reserve under the Plan by 8,000,000 Shares (which Shares may also be granted as Incentive Stock Options) to meet the Company’s equity award needs for the next five to eight years.

WHEREAS, the Plan currently has an expiration date of May 29, 2024.

WHEREAS, the Board of Directors would like to extend the term of the Plan from May 29, 2024 to May 27, 2031, subject to stockholder approval.

WHEREAS, the Board of Directors of the Company has recommended that these Amendments be submitted to the stockholders of the Company for approval at the Company’s 2021 annual meeting of stockholders to be held on May 27, 2021.

1.	NOW THEREFORE BE IT RESOLVED, that effective as of the Effective Date, the Plan is hereby amended as follows:
(a)	The following sentences are added to the end of Section 1(b):

“An extension of the Plan was approved by the Board, subject to stockholder approval at the Company’s 2021 annual meeting of stockholders, to be held on May 27, 2021.”

(b)	Section 14(a) is amended and restated in its entirety to read as follows:

“Unless earlier terminated by the Board or the Committee pursuant to Section 14(b), this Plan will terminate on May 27, 2031.”

(c)	Section 6(a) is amended and restated in its entirety to read as follows:

“Subject to adjustment as provided in Section 16, an aggregate of 18,000,000 Shares, plus the number of Shares described in Section 6(c), are reserved for issuance under this Plan. The number of Shares reserved for issuance under this Plan shall be reduced only by the number of Shares delivered in payment or settlement of Awards. Notwithstanding the foregoing, the Company may issue only 18,000,000 Shares upon the exercise of Incentive Stock Options.”

2.

All Other Provisions of the Plan Remain the Same.  Except as expressly provided in this Amendment, all other terms, conditions and obligations contained in the Plan shall remain unchanged and in full force and effect as provided for in the Plan.

To record the adoption of this Amendment by the Board of Directors of the Company effective as of the Effective Date, the Company has caused its authorized officer to execute the same.

ENTRAVISION COMMUNICATIONS CORPORATION

By:
Name:	Walter F. Ulloa
Title:	Chairman and Chief Executive Officer

Entravision Vote 000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! Online Go to www.investorvote.com/EVC or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/EVC Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒ 2021 Annual Meeting Proxy Card Control number: 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommend a vote A FOR all the nominees listed and FOR proposal 2. 1. Election of Directors to serve for a term ending at the 2022 Annual Meeting of Stockholders or until a successor is duly elected and qualified. 01 - Walter F. Ulloa 02 - Paul Anton Zevnik 03 - Gilbert R. Vasquez 04 - Patricia Diaz Dennis 05 - Juan Saldívar von Wuthenau 06 - Martha Elena Diaz 07 - Fehmi Zeko ☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. 01 02 03 04 05 06 07 ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ For Against Abstain 2. To amend the Entravision Communications Corporation 2004 Equity Incentive Plan, as previously amended (the “2004 Plan”) to (i) extend the end of the term of the 2004 Plan to ten years after the date of the 2021 Annual Meeting, until May 27, 2031, and (ii) increase the number of shares of Entravision Communications Corporation’s Class A common stock authorized for issuance under the 2004 Plan by 8,000,000 shares. In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2021 Annual Meeting and any adjournments thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1 P C F 4 9 3 8 5 1 03GCRD + +

The 2021 Annual Meeting of Stockholders of Entravision Communications Corporation will be held on Thursday, May 27, 2021 at 10:00 a.m. PDT virtually via the internet at www.meetingcenter.io/269047515. To access the virtual meeting, you must have the control number that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is: EVC2021 Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/EVC IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ENTRAVISION COMMUNICATIONS CORPORATION 2021 ANNUAL MEETING OF STOCKHOLDERS May 27, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTRAVISION COMMUNICATIONS CORPORATION The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2021 Annual Meeting of Stockholders and the related Proxy Statement and appoints Walter F. Ulloa and Mark A. Boelke, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Entravision Communications Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”) to be held virtually at 10:00 a.m. Pacific Daylight Time on May 27, 2021, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below: THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + +

Entravision Vote Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒ 2021 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proposals — The Board of Directors recommend a vote A FOR all the nominees listed and FOR proposal 2. 1. Election of Directors to serve for a term ending at the 2022 Annual Meeting of Stockholders or until a successor is duly elected and qualified. 01 - Walter F. Ulloa 02 - Paul Anton Zevnik 03 - Gilbert R. Vasquez 04 - Patricia Diaz Dennis 05 - Juan Saldívar von Wuthenau 06 - Martha Elena Diaz 07 - Fehmi Zeko ☐ Mark here to vote FOR all nominees ☐ Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right 01 02 03 04 05 06 07 ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐☐ ☐ For Against Abstain 2. To amend the Entravision Communications Corporation 2004 Equity Incentive Plan, as previously amended (the “2004 Plan”) to (i) extend the end of the term of the 2004 Plan to ten years after the date of the 2021 Annual Meeting, until May 27, 2031, and (ii) increase the number of shares of Entravision Communications Corporation’s Class A common stock authorized for issuance under the 2004 Plan by 8,000,000 shares. In their discretion, the proxies are authorized to vote upon such other business that properly may come before the 2021 Annual Meeting and any adjournments thereof. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 4 9 3 8 5 1 03GCSD + +

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ENTRAVISION COMMUNICATIONS CORPORATION 2021 ANNUAL MEETING OF STOCKHOLDERS May 27, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ENTRAVISION COMMUNICATIONS CORPORATION The undersigned revokes all previous proxies, acknowledges receipt of the Notice of 2021 Annual Meeting of Stockholders and the related Proxy Statement and appoints Walter F. Ulloa and Mark A. Boelke, and each of them, the attorneys and proxies of the undersigned, each with full power of substitution, to vote all the shares of common stock of Entravision Communications Corporation (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2021 Annual Meeting of Stockholders of the Company (the “2021 Annual Meeting”) to be held virtually at 10:00 a.m. Pacific Daylight Time on May 27, 2021, and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth below: THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. IF NO INSTRUCTION TO THE CONTRARY IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL THE DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side)